Exhibit 10.28

Intermediary Services Agreement

SelfWealth Limited

ABN 52 154 324 428

AFSL 421789

Contents

1.	INTERPRETATION		6

	1.1	Definitions	6
	1.2	Interpretation	14
	1.3	Headings	15
	1.4	Business Days	15
	1.5	Execution of Orders by the Licensee	15
	1.6	Application of Agreement to Derivatives Transactions	15

2.	COMMENCEMENT OF SERVICES AND RELATIONSHIP		16

	2.1	OpenMarkets agrees to provide services	16
	2.2	Exchange Rules and ASX Clear Rules, etc	16
	2.3	Non-Exclusivity of Services	16
	2.4	The API Service	16
	2.5	Licensee to have Authorised Contacts	16

3.	EQUIPMENT AND SOFTWARE		18

	3.1	Computer hardware	18
	3.2	Database	18
	3.3	Access to database	18

4.	ACCOUNT OPENING AND CLIENT INSTRUCTIONS		18

	4.1	New Client Accounts	18
	4.2	Client Approval Criteria	19
	4.3	Record Keeping	19
	4.4	Licensee as OpenMarkets’ attorney to sign Client Agreements on OpenMarkets’ behalf	19
	4.5	Documents to be kept at Licensee’s premises	20
	4.6	Intentionally not used.	20
	4.7	Licensee to ensure all Clients are sponsored by OpenMarkets	20
	4.8	Licensee’s Client Agreements	20
	4.9	Licensee to verify identity of Client	20
	4.10	Client and Licensee Instructions	20
	4.11	Licensee’s obligation to notify OpenMarkets when certain events occur	21
	4.12	Licensee’s warranty regarding Client instructions	21
	4.13	OpenMarkets entitled to rely on the Licensee	21
	4.14	Telephone Recording	21
	4.15	No direct Client contact	22

5.	AML/CTF INFORMATION CONCERNING CLIENTS		22

	5.1	AML/CTF requirements	22
	5.2	Appointment of Licensee as OpenMarkets’ agent	22
	5.3	Customer identification and verification procedures	22
	5.4	Access to records and other information	23
	5.5	Assistance to be provided by Licensee	23
	5.6	Employee Due Diligence Program	23
	5.7	Risk awareness training program	23
	5.8	Reporting of suspicious matters	23
	5.9	Non-Clearing Services	24

OpenMarkets Intermediary Services Agreement	1

6.	FINANCIAL PRODUCT ADVICE		24

	6.1	Licensee may give financial product advice	24
	6.2	OpenMarkets or OpenMarkets Nominees have no responsibility for advice given by Licensee	24
	6.3	No advice from OpenMarkets or OpenMarkets Nominees or their representatives	24
	6.4	No reference to OpenMarkets or OpenMarkets Nominees	24
	6.5	OpenMarkets or OpenMarkets Nominees not responsible for determining suitability of investments	24

7.	EXECUTION OF ORDERS		24

	7.1	Communication of Orders	24
	7.2	Priority rules	25
	7.3	Execution of Orders	25
	7.4	OpenMarkets’ right to require the Licensee to refuse to execute Orders	25
	7.5	Licensee’s warranties at the time it executes an Order	25
	7.6	Record keeping	27
	7.7	Warrants, Partly Paid Securities and Bids in relation to an ASX Bookbuild Issue	27
	7.8	The DMA Service	27
	7.9	Forward Delivery Transactions	27
	7.10	Requirements relating to sale orders	27
	7.11	Permitted naked Short Sales	27
	7.12	Sale of borrowed Traded Products	27
	7.13	Sale of borrowed Underlying Financial Products	27
	7.14	Discretionary Accounts	28
	7.15	Breach of this clause	28
	7.16	OpenMarkets directions	28
	7.17	Give Up Transactions	28
	7.18	Acknowledgments about purged Orders	28
	7.19	Acknowledgments about delays	28

8.	NON-CLEARED TRANSACTIONS AND SERVICES		29

	8.1	Non-Clearing Services	29
	8.2	Consequences if settlement monies not received by the Settlement Time	29
	8.3	Exceptions	30
	8.4	Consequences if settlement obligations owed to OpenMarkets	30
	8.5	Licensee’s warranties	30
	8.6	Record keeping	31

9.	PRIMARY MARKET TRANSACTIONS		31

	9.1	Settlement of Primary Market Transactions	31
	9.2	Consequences if settlement monies not received by the Settlement Time	32
	9.3	Applications and allocations	32
	9.4	Operation of clause 8 and this clause 9	33

10.	TRADING LIMITS AND OTHER RESTRICTIONS		33

	10.1	Relevant Exchange and ASX Clear Trading and Position Limits	33
	10.2	Licensee to comply with Trading Limits	33
	10.3	Amendments to Trading Limits	33
	10.4	Need for OpenMarkets approval before exceeding Trading Limits	34
	10.5	Anti-avoidance	34
	10.6	Restricted List of Traded Products	34

OpenMarkets Intermediary Services Agreement	2

11.	BOOKING OF TRADES		34

	11.1	Booking	34
	11.2	Licensee warranty in relation to bookings	34
	11.3	Unallocated or disputed Transactions	34
	11.4	Re-bookings	35

12.	CANCELLATIONS AND AMENDMENTS		35

	12.1	Cancellation and amendment requests by the Licensee	35
	12.2	Cancellations or amendments initiated by OpenMarkets	35
	12.3	Cancellation or amendment by a Relevant Exchange	35

13.	CONFIRMATIONS AND CORRESPONDENCE		35

	13.1	Responsibility for Confirmations	35
	13.2	Licensee to check accuracy of Confirmations	36
	13.3	OpenMarkets electronic dispatch of Confirmations	36
	13.4	Confirmations for Wholesale Clients	36
	13.5	Confirmations for Non-Cleared Transactions	36

14.	EXECUTION AND SETTLEMENT		36

	14.1	Settlement Obligations	36
	14.2	Rights of Licensee	36
	14.3	Payments and deliveries by the Client	37
	14.4	Payments and delivery to the Licensee after execution	37
	14.5	Payments and deliveries to the Licensee before execution	37

15.	OPENMARKETS’ TRUST ACCOUNT		37

	15.1	Direct Deposits	37
	15.2	Receipt into Trust Account	37
	15.3	Interest	37

16.	CREDIT AND SETTLEMENT FAILURE		37

	16.1	Licensee has no authority to give OpenMarkets’ credit	37
	16.2	OpenMarkets’ rights under the Exchange Rules and the Confirmation in the event of a failure to complete	37
	16.3	OpenMarkets’ rights and obligations if trade not settled	38
	16.4	OpenMarkets’ intention	38
	16.5	Assignment of Client Debt and interest charge	38
	16.6	No advice	38

17.	SECURITIES LENDING		38

18.	PRINCIPAL TRANSACTIONS		39

19.	CLIENT CORRESPONDENCE AND ADVERTISING		39

	19.1	Stationery	39
	19.2	Removal of Licensee’s Name	39
	19.3	Advertising	39
	19.4	Use of name and logo	40

OpenMarkets Intermediary Services Agreement	3

20.	RECORDS, INFORMATION & DIRECTIONS		40

	20.1	Records	40
	20.2	Request for Information	40
	20.3	Privacy Laws	40

21.	BOND		41

22.	FEES AND CHARGES		41

	22.1	Fees	41
	22.2	Other Increases in Fees	41

23.	INVOICING		41

24.	COMMISSION		41

	24.1	The Licensee (and not OpenMarkets) to charge Commission	41
	24.2	Receipt of Commission by OpenMarkets	41
	24.3	Payment of Commission by OpenMarkets	41
	24.4	Restrictions under FOFA in relation to Commission	42

25.	GST		42

	25.1	Rules for interpreting this document	42
	25.2	Liability for GST	42
	25.3	Tax invoice	42
	25.4	Adjustment events	42
	25.6	GST on claims	42

26.	INTERNAL AUDIT		43

27.	OBLIGATIONS AND WARRANTIES		43

	27.1	Obligations of the Licensee	43
	27.2	Warranties by the Licensee	43
	27.3	Obligations of OpenMarkets	44
	27.4	Warranties by OpenMarkets	44

28.	LIMITATION OF LIABILITY AND INDEMNITY		44

	28.1	Limitation of liability	44
	28.2	Licensee Indemnity	45
	28.3	OpenMarkets Indemnity	46

29.	COMPUTER FAILURE		46

	29.1	Suspension of Obligations	46
	29.2	Suspension of trading	46
	29.3	Remedial Action	46
	29.4	Alternative Arrangements	46

30.	FORCE MAJEURE EVENTS		47

	30.1	Suspension of Obligations	47
	30.2	Suspension of Trading	47
	30.3	Disclaimer	47
	30.4	Remedial Action	47
	30.5	Alternative Arrangements	47

OpenMarkets Intermediary Services Agreement	4

31.	AMENDMENT		47

	31.1	Requirements for Amendment	47
	31.2	Excepted Amendments	47

32.	TERMINATION		48

	32.1	Term	48
	32.2	Termination by mutual agreement	48
	32.3	Termination on 6 months Notice	48
	32.4	Immediate Termination	48
	32.5	OpenMarkets’ right to terminate	48
	32.6	Licensee right to terminate	49
	32.7	Notification of termination to a Relevant Exchange or ASX Clear	49
	32.8	Consequences of termination generally	49
	32.9	Accrued Rights	50

33.	CONFIDENTIALITY		50

	33.1	Confidentiality of Licensee’s Transactions	50
	33.2	Agreement Confidential	50

34.	DISPUTE RESOLUTION		50

35.	NOTICES		51

	35.1	Method of giving notices	51
	35.2	Time of Receipt	51
	35.3	Addresses for notices	51

36.	PPS Act		51

	36.1	Application of the PPS Act	51
	36.2	Perfection of Security Interest	51
	36.3	Security Interest in Licensee’s Property	51
	36.4	OpenMarkets may register Security Interests	52
	36.5	Licensee to provide information required for registration	52
	36.6	Security Interests over intermediated securities	52
	36.7	Security Interests over investment instruments	52
	36.8	Other Security Interests	52
	36.9	Enforcement provisions of PPS Act	53
	36.10	PPS Act confidentiality	53
	36.11	Disclosure with OpenMarkets’ prior written consent	53

37.	GENERAL		53

	37.1	Governing law	53
	37.2	Other assignment	53
	37.3	Further Assurance	53
	37.4	Further Assurance by Licensee	53
	37.5	Stamp duty	54
	37.6	Remedies	54
	37.7	Waiver	54
	37.8	OpenMarkets not liable for failure to exercise its rights against a Client	54
	37.9	Delay	54
	37.10	Severance	54
	37.11	Time of Essence	54
	37.12	Exclusion of Agency, Partnership, Joint Venture and Trust	54
	37.13	Clauses Benefiting Third Parties	55
	37.14	Supervening legislation	55
	37.15	No withholding	55
	37.16	Currency	55
	37.17	Entire agreement	55
	37.18	Execution in counterparts	55

OpenMarkets Intermediary Services Agreement	5

Intermediary Services Agreement

DATE 4 January 2021

PARTIES

OpenMarkets Australia Limited ABN 38 090 472 012, AFSL No. 246 705 of Level 5, 500 Collins Street, Melbourne VIC 3000 (OpenMarkets)

SelfWealth Limited ABN 52 154 324 428 AFSL No. 421789 of Level 2, 613 Canterbury Road. Surrey Hills, VIC 3127 (Licensee)

RECITALS

1.	OpenMarkets is a trading participant of Relevant Exchanges and a settlement and clearing participant of ASX Clear.

2.	The Licensee is the holder of an AFSL which permits the Licensee to provide financial services to its clients.

3.	OpenMarkets has agreed to provide, and the Licensee has agreed to use, the OpenMarkets Service to provide execution, clearing and settlement services to the Licensee’s clients, as well as other services to the Licensee, on the terms of this Agreement.

OPERATIVE PROVISIONS

1. INTERPRETATION

1.1 Definitions

The following definitions apply in this document.

AFSL means an Australian financial services licence granted under Part 7.6 of the Corporations Act.

AML/CTF Law means the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (Cth).

API Service means the services set out in Schedule 8.

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited ABN 98 008 624 691.

ASX Bookbuild means the bookbuild facility operated by ASX under the ASX Operating Rules.

ASX Bookbuild Issue means the offer of Traded Products for issue by or on behalf of the an issuer conducted using ASX Bookbuild (including where the Traded Products are offered, bid for and allocated by way of the purchase and immediate exercise of rights to subscribe for those Traded Products).

ASX Bookbuild Transaction means:

(a)	a Bid entered into ASX Bookbuild in respect of an ASX Bookbuild Issue; and

(b)	the contract for the acquisition of Traded Products that result from the allocation of Traded Products in respect of such a Bid.

OpenMarkets Intermediary Services Agreement	6

ASX Clear means ASX Clear Pty Limited ABN 48 001 314 503 (previously Australian Clearing House Pty Ltd ABN 48 001 314 503).

ASX Clear Rules means the operating rules of ASX Clear as amended from time to time.

ASX Listing Rules means the listing rules of ASX as amended from time to time.

ASX Operating Rules means the operating rules of ASX as amended from time to time.

ASX Rules means the ASX Operating Rules, ASX Clear Rules, ASX Listing Rules and ASX Settlement Rules;

ASX Settlement means ASX Settlement Pty Ltd ABN 49 008 504 532.

ASX Settlement Rules means the operating rules of ASX Settlement as amended from time to time.

Authorised Contact means the person(s) nominated by the Licensee to OpenMarkets in accordance with clause 2.5.

Best Execution Policy means the policy issued by OpenMarkets and given to a client (or to the Licensee to be given as agent for OpenMarkets to a client).

Bond has the meaning given to it in clause 21 and includes any additional amount that the Licensee has to provide to OpenMarkets as a result of an increase in the required amount of the Bond in accordance with clause 21 from time to time.

Business Day has the meaning given to it in the ASX Clear Rules.

Call-Back has the meaning given to it in clause 4.10.

Chi-X means Chi-X Australia Pty Ltd ABN 47 129 584 667.

Chi-X Operating Rules means the operating rules of Chi-X as amended from time to time.

Clearing means the delivery and settlement of Transactions by a Clearing Participant in accordance with the ASX Clear Rules.

Clearing Obligations has the meaning given to it in the ASX Clear Rules and, if OpenMarkets is to execute Derivatives Transactions arranged by the Licensee, includes the obligations of a Clearing Participant in relation to:

(a)	the execution and settlement of the purchase and sale of Underlying Financial Products arising out of the submission of an Exercise Notice by OpenMarkets to ASX Clear in relation to a Derivatives Contract or the allocation by ASX Clear to OpenMarkets of an Exercise Notice in relation to a Derivatives Contract; and

(b)	the payment of the Settlement Amount (as defined in the ASX Clear Rules) on the allocation of an Exercise Notice in relation to a Derivatives Contract over an Underlying Index.

Clearing Participant means a person admitted as a participant under the ASX Clear Rules.

Client means a person to whom the Licensee has provided, provides, or proposes to provide at any time in the future, services as the holder of an AFSL, or in relation to a Non-Cleared Transaction.

Client Account means an account opened by OpenMarkets in relation to a particular Client for the purposes of this agreement.

OpenMarkets Intermediary Services Agreement	7

Client Agreement means any of the following:

(a)	OpenMarkets account opening document;

(b)	Client Terms and Conditions;

(c)	Sponsorship Agreement;

(d)	OpenMarkets Derivatives Client Agreement;

(e)	OpenMarkets’ agreement with a Client which relates to the Services provided by OpenMarkets to the Client; and

(f)	any other agreement or document required by the Corporations Act, Exchange Rules, ASX Clear Rules or ASX Settlement Rules to be entered into by a Client and OpenMarkets before services contemplated by this agreement or associated arrangements can be provided by OpenMarkets to or in respect of that client.

Client Debt in relation to a Transaction for a Client means the sum of:

(a)	in the case of a purchase, the purchase price for the relevant Traded Products and, in the case of a sale, the cost of buying in the Traded Products in order for OpenMarkets to meet its Clearing Obligations;

(b)	if applicable, any amount referred to in clause 16.5, and any amount recoverable by OpenMarkets from the Client under the Exchange Rules, the Client Terms and Conditions, the OpenMarkets Derivatives Client Agreement, a Confirmation in the event that the Client fails to perform any of its obligations, including its Client Derivatives Obligations;

(c)	in the case of a Non-Cleared Transaction in respect of which the Client owes the settlement obligation to OpenMarkets, any amount owed by the Client to OpenMarkets in respect of that transaction;

(d)	in the case of an ASX Bookbuild Transaction, if Traded Products are allocated to a Bid submitted by OpenMarkets into ASX Bookbuild in respect of the relevant ASX Bookbuild Issue, the subscription price for those Traded Products; and

(e)	in the case of a Mfund Transaction, if an application for the issue of a Managed Fund Product is submitted by OpenMarkets, the subscription price for that application.

Client Obligations means the settlement and other obligations owed by a Client (or in respect of Principal Transactions, by the Licensee) to OpenMarkets in respect of Transactions, as set out in the Client Terms and Conditions (or if Client Terms and Conditions in a different form have been given to the particular Client, the settlement and other obligations owed by the Client to OpenMarkets in respect of Transactions as set out in those Client Terms and Conditions) and:

(a)	if OpenMarkets is to execute any Derivatives Transactions arranged by the Licensee, includes Client Derivatives Obligations;

(b)	if, as contemplated in clause 8.4, the Client owes the settlement and other obligations in respect of a particular Non-Cleared Transaction to OpenMarkets, includes those settlement and other obligations;

(c)	if Traded Products are allocated to a Bid submitted by OpenMarkets into ASX Bookbuild in respect of any ASX Bookbuild Issue, the settlement and other obligations in respect of that ASX Bookbuild Transaction, including the obligation to subscribe for the number of Traded Products allocated at the final price and on the terms applicable to that ASX Bookbuild Issue and to pay to OpenMarkets the subscription price for those Traded Products; and

(d)	if an application submitted by OpenMarkets for the issue of a Managed Fund Product is accepted, includes the obligation to pay to OpenMarkets the subscription price for those products.

Client Terms and Conditions means the written client terms and conditions in the form approved by OpenMarkets from time to time.

Close Out means the action taken to sell or purchase Traded Products relating to any Transaction where the Client has failed to complete the contract, or a portion of the contract, following the making of a demand to the Client to settle the Transaction and, in relation to an Derivatives Transaction, has the meaning given to it in the ASX Clear Rules.

OpenMarkets Intermediary Services Agreement	8

Commencement Date means the start date specified in item 1 of Schedule 3.

Commission means commission which the Licensee charges a client in respect of a Transaction including an amount recoverable from the client on account of GST.

Computer Failure means the total or partial failure of, or inability to operate, the computers or any other information technology used by OpenMarkets (including without limitation any software, hardware or communications systems) used by OpenMarkets to provide the Services as a result of a power failure, inability to access the building, computer hardware or software failure, fire or any other reason whatever, whether as a result of OpenMarkets’ default or otherwise.

Confirmation means a transaction confirmation and for a derivatives transaction means a daily statement.

Controlling Participant has the meaning given to it in the ASX Settlement Rules.

Corporations Act means the Corporations Act 2001 (Cth).

Corporations Regulations means the Corporations Regulations 2001 (Cth).

Counterparty means a person in respect of whom a Client Account has not been opened, and may include another Licensee of OpenMarkets.

Derivatives Contract means, as the context requires, a Derivatives Market Contract (as defined in the Market Integrity Rules) and/or a Derivatives CCP Contract (as defined in the ASX Clear Rules) and/or the corresponding contract between the Licensee and the Client and/or OpenMarkets and the Client.

Derivatives Transaction has the meaning given to Derivatives Market Transaction in the Market Integrity Rules and where the context requires includes the sale or purchase of Underlying Financial Products following the exercise of a Derivatives Contract.

Disclosure Documents means the OpenMarkets Financial Services Guide and any other document OpenMarkets specifies on the provision of reasonable notice to the Licensee as being required to be provided to a Client.

DMA Service means the automated client order processing service to be provided by OpenMarkets to the Licensee (or to a Client) on the terms contained in Schedule 5 (or in the case of a service provided to a Client, under the DMA Service Terms set out in the Client Agreement) under which the Licensee (or the Client as the case may be) is able to enter Orders directly into the Trading Platform relating to Traded Products.

Event of Insolvency means the entering into or the proposing of any, scheme, arrangement or assignment for the benefit of creditors, stopping or suspending payment of the relevant company’s debt or announcing an intention of so doing, the appointment of or any other action which could lead to the appointment of, an administrator, receiver or receiver and manager with respect to the whole or any part of the assets or undertaking of the relevant company, the distress or execution of an amount exceeding $10,000 being issued against the relevant company which is not satisfied within seven (7) days, the relevant company being or being presumed to be (or stating that it is) insolvent (within the meaning of the Corporations Act), the relevant company failing to comply with a statutory demand (within the meaning of section 459F(1) of the Corporations Act) or the winding up, dissolution or deregistration of the relevant company.

Exchange Rules means the rules governing trading on a Relevant Exchange, as amended from time to time, including the operating rules of each Relevant Exchange (such as the ASX Operating Rules and the Chi-X Operating Rules) and the Market Integrity Rules as the context requires as amended from time to time.

Fail Fees means the fail fees set out in Schedule 1.

OpenMarkets Intermediary Services Agreement	9

Fees has the meaning given to it in clauses 22.1 and 22.4.

Force Majeure Event means any act, occurrence or omission, as a direct or indirect result of which the party relying on it is prevented from or delayed in performing any of its obligations (other than a payment obligation) under this agreement, and which is beyond the reasonable control of that party, including (without limitation) occurrence of weather or other forces of nature, industrial action and action or inaction by any Regulatory Agency or the failure of any computer system of a Relevant Exchange, ASX Clear or ASX Settlement.

General Participant has the meaning given to it in the ASX Clear Rules.

Give Up Transactions means a transaction that has been executed by OpenMarkets on behalf of the Licensee and that has been, on the instructions of the Licensee, given up to another Clearing Participant for the purposes of clearing and settlement.

GST means:

(a)	the same as in the GST Law;

(b)	any other goods and services tax, or any tax applying to any transaction envisaged under this agreement in a similar way; and

(c)	any additional tax, penalty tax, fine, interest or other charge under the GST Law or any other law for such a tax.

GST Law means the same as “GST law” means in the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Liability means, at any time, any indebtedness of the Licensee to OpenMarkets (or its related bodies corporate or affiliates) at that time, whether:

(a)	owed alone, jointly, severally or jointly and severally;

(b)	owed as principal debtor or as surety;

(c)	present or future, actual or contingent; or

(d)	constituting principal, interest, fees or amounts of any other kind.

Licensee’s Data means the data relating to Clients of the Licensee recorded by OpenMarkets in the OpenMarkets Database.

Licensee’s Property means all property of the Licensee held from time to time by OpenMarkets under this agreement and all rights of the Licensee against OpenMarkets from time to time in respect of accrued Commission, amounts due by OpenMarkets to the Licensee, cash or the return of the Bond.

Managed Fund Product has the meaning given to it in the ASX Operating Rules.

Managed Fund Settlement Service has the meaning given to it in the ASX Operating Rules.

Market Integrity Rules means any market integrity rules made by ASIC in accordance with Part 7.2A of the Corporations Act, as amended from time to time, that apply to a Relevant Exchange.

Material Adverse Effect means, in respect of a party, a material adverse effect:

(a)	on its business, property or financial condition;

(b)	on its ability to perform its obligations under this agreement; or

(c)	arising from an investigation by a Regulatory Agency which may affect the party’s ability to conduct its business.

OpenMarkets Intermediary Services Agreement	10

Mfund Transaction means:

(a)	an application submitted using the Managed Fund Settlement Service for the issue or redemption of Managed Fund Product; and

(b)	the contract for the acquisition or disposal of Managed Fund Product that results from the acceptance of that application.

Non-Cleared Transaction means a transaction which is not executed on a Relevant Exchange or reported to a Relevant Exchange, or another transaction in respect of which OpenMarkets does not carry the Clearing Obligations and includes:

(a)	a Primary Market Transaction; and

(b)	a transaction in relation to financial products that are not Traded Products or Derivatives Contracts,

but does not include an ASX Bookbuild Transaction or a Mfund Transaction.

Non-Clearing Services means services in relation to Non-Cleared Transactions, and includes:

(a)	the settlement of Primary Market Transactions as settlement agent for the Licensee;

(b)	the settlement of other Non-Cleared Transactions; and

(c)	the making of off-market transfers of financial products.

NSX means National Stock Exchange of Australia Limited ABN 11 000 902 063.

OMRA Fund means the OpenMarkets Regulatory Arbitrage Fund.

Option means the two optional, discrete, successive one-year extensions of this agreement exercisable by the Licensee under clause 32.

Order means:

(a)	an order or instruction in respect of a Client or the Licensee as principal (as the case may be) to purchase or sell Traded Products or an instruction to amend or cancel a prior instruction to purchase or sell Traded Products for the purposes of the Market Integrity Rules to be executed or given effect by OpenMarkets; and

(b)	if the context requires includes an order or instruction in respect of a Client or the Licensee as principal (as the case may be) to enter a Bid into ASX Bookbuild in respect of an ASX Bookbuild Issue or to cancel or amend any previous Bid;

(c)	if the context requires includes an order or instruction in respect of a Client or the Licensee as principal (as the case may be) for the application for issue or redemption of a Managed Fund Product through the Managed Fund Settlement Service; and

(d)	if OpenMarkets is to execute Derivatives Transactions arranged by the Licensee, includes an order or instruction in respect of a Client or the Licensee as principal (as the case may be):

(i)	open or close a position in relation to a Derivatives Contract;

(ii)	submit an Exercise Notice to ASX Clear in relation to a Derivatives Contract; and

(iii)	buy or sell an Underlying Financial Product; or

(iv)	amend or cancel any such prior order or instruction.

Partly Paid Security means a financial product quoted on a Relevant Exchange for which the holder may be liable to pay a call or instalment in accordance with the terms of issue and for which an amount remains unpaid, but does not include a Quoted Product issued by a no liability company.

OpenMarkets Intermediary Services Agreement	11

OpenMarkets Database has the meaning given to it in clause 3.2.

OpenMarkets Nominees means OpenMarkets Nominees Pty Ltd (ACN 603 716 089).

PPS Act means the Personal Property Securities Act 2009 (Cth) as amended from time to time.

Primary Market Transaction means a transaction not executed on a Relevant Exchange, or reported to a Relevant Exchange, but which is to be settled by OpenMarkets through ASX Settlement, and includes the subscription or purchase (pursuant to an initial public offering, placement or other capital raising) for or of financial products which are to be quoted on a Relevant Exchange, but does not include an ASX Bookbuild Transaction.

Principal Order means an Order which relates to a Principal Transaction.

Principal Transaction means:

(a)	any Transaction which OpenMarkets elects to treat as a Principal Transaction under clause 11.3;

(b)	any Transaction which is taken to have been entered into by the Licensee as principal under the Market Integrity Rules;

(c)	any Non-Cleared Transaction entered into or taken to have been entered into by the Licensee as principal;

(d)	any ASX Bookbuild Transaction entered into or taken to have been entered into by the Licensee as principal; and

(e)	any Mfund Transaction entered into or taken to have been entered into by the Licensee as principal.

Property means the property and/or cash over which OpenMarkets has a Security Interest under this agreement.

Regulatory Agency means a government or government department, a governmental, semi-governmental or judicial person and a person (whether autonomous or not) charged with administration of any Relevant Law.

Relevant Exchange means ASX and Chi-X, NSX or IR PLUS and, without limitation, any other exchange on which OpenMarkets enters a Transaction and to which OpenMarkets agrees this agreement shall apply or the financial markets operated by them (as the context requires).

Relevant Law means, as amended or replaced from time to time:

(a)	Corporations Act;

(b)	AML/CTF Law;

(c)	Privacy Laws;

(d)	ASX Rules;

(e)	Market Integrity Rules;

(f)	any regulations made pursuant to the above; and

(g)	any requirements and approvals (including conditions) of the Commonwealth of Australia or any State or Territory of the Commonwealth of Australia or a Government Agency that have the force of law;

OpenMarkets Intermediary Services Agreement	12

Reporting Services means the reports provided by OpenMarkets to the Licensee as set out in Schedule 2.

Retail Investor means a Client other than a Wholesale Client.

Risk Based Capital Requirements has the meaning given to it in the ASX Clear Rules.

Security Interest has the meaning given to “security interest” in the PPS Act.

Service Levels means the service levels set out in Schedule 9.

Services means the Trading Services, Non-Clearing Services, Reporting Services, API Service and other services which OpenMarkets may agree to provide from time to time.

Settlement Time in respect of a Non-Cleared Transaction means the scheduled time (if any) at which settlement of that Non-Cleared Transaction is to be effected.

IR PLUS means IR Plus Securities Exchange Ltd (ABN 41 087 708 898).

Sponsorship Agreement has the meaning given to it in the ASX Settlement Rules.

Termination Date means the date after termination of this agreement on which:

(a)	no actual or contingent Liabilities remain outstanding or have yet to accrue or mature; or

(b)	the Liabilities have been discharged irrevocably and in full.

Third Party Service means any system or service used for the transmission of information, instructions, data or Orders and includes, without limitation, a transmission using a service operated by a third party which utilises the OpenMarkets API (as that term is defined in Schedule 8).

Traded Products has the meaning given to Cash Market Products in the Market Integrity Rules and for other Relevant Exchanges, means the cash equities products (excluding derivatives) admitted for quotation on the relevant market as described in the relevant Exchange Rules or Market Integrity Rules (as the context requires) for that Relevant Exchange and:

(a)	where the context requires includes financial products offered for issue by or on behalf of an issuer using ASX Bookbuild;

(b)	where the context requires includes a Managed Fund Product; and

(c)	if OpenMarkets is to execute any Derivatives Transactions arranged by the Licensee, includes Derivatives Contracts.

Trading Limits means the limits and restrictions referred to in clause 10.2.

Trading Participant means a person admitted as a participant of a Relevant Exchange with Trading Permission (as defined in the Market Integrity Rules) in respect of a Trading Platform for Traded Products.

Trading Platform means a computer system and associated network operated by a Relevant Exchange in providing a market for Traded Products and for ASX and CHI-X respectively and has the meaning given to Trading Platform in the Market Integrity Rules.

Trading Services means the execution of Orders and the provision of the DMA Service to the Licensee (or to a Client) and the settlement and clearing of the Transactions resulting from such Orders.

OpenMarkets Intermediary Services Agreement	13

Transaction:

(a)	has the meaning given to Cash Market Transaction in the Market Integrity Rules; and

(b)	for Relevant Exchanges other than ASX or CHI-X, has the meaning given to transaction in cash equities products (excluding derivatives) admitted for quotation on the relevant market as described in the relevant Exchange Rules or Market Integrity Rules (as the context requires) for that Relevant Exchange; and

(c)	if OpenMarkets is to execute Derivatives Transactions arranged by the Licensee, subject to clause 1.6, also includes a Derivatives Transaction; and

(d)	also includes a Non-Cleared Transaction, Mfund Transaction and/or an ASX Bookbuild Transaction (as the context requires).

Trust Account means a OpenMarkets trust account.

Wholesale Client has the meaning given to it in the Corporations Act.

1.2 Interpretation

In this agreement, unless the context otherwise requires:

(a)	a reference to any legislation or legislative provision includes any statutory modification or re-enactment of, or legislative provision substituted for, and any subordinate legislation issued under, that legislation or legislative provision;

(b)	to a document (including this Agreement) is a reference to that document (including any schedules and Annexures) as amended, consolidated, supplemented, novated or replaced;

(c)	a reference to any party means and includes a reference to that party or its successors or personal representatives (as the case may be) and transferees;

(d)	to a person (including a party) includes:

(i)	an individual, company, other body corporate, association, partnership, firm, joint venture, trust or Government Agency; and

(ii)	the person’s successors, permitted assigns, substitutes, executors and administrators;

(e)	the singular includes the plural and vice versa;

(f)	a reference to any gender includes all genders;

(g)	where a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(h)	a reference to a law:

(i)	includes a reference to any legislation, treaty, judgment, rule of common law or equity or rule of any applicable stock exchange; and

(ii)	is a reference to that law as amended, consolidated, supplemented or replaced; and

(iii)	includes a reference to any regulation, rule, statutory instrument, by-law or other subordinate legislation made under that law;

(i)	a reference to an item, Recital, clause, schedule or annexure is to an item, Recital, clause, schedule or annexure of or to this Agreement;

(j)	a reference to “dollars” or “$” is to the lawful currency of Australia unless otherwise stated;

(k)	a reference to the word including or includes means including, but not limited to, or includes, without limitation;

(l)	If a period occurs from, after or before a day or the day of an act or event, it excludes that day;

(m)	a reference to related body corporate has the meaning given to it in the Corporations Act; and

(n)	words used in this agreement have the meanings given to them in the Exchange Rules, ASX Clear Rules or the ASX Settlement Rules as the context requires unless otherwise defined.

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1.3 Headings

In this agreement, headings are for convenience of reference only and do not affect interpretation.

1.4 Business Days

If the day on or by which a person must do something under this agreement is not a Business Day:

(a)	if the act involves a payment that is due on demand, the person must do it on or by the next Business Day; and

(b)	in any other case, the person must do it on or by the previous Business Day.

1.5 Execution of Orders by the Licensee

A reference in this agreement to:

(a)	the execution of an Order by the Licensee includes a reference to the execution of that Order by OpenMarkets as a result of the communication of that Order to OpenMarkets or the entry of that Order into the relevant Trading Platform through the DMA Service (including entry of an Order into the Trading Platform by a Client using the DMA Service) in each case by the Licensee as agent for a Client or, in the case of a Principal Transaction, on its own behalf, as contemplated by this agreement; and

(b)	the execution of a Transaction by the Licensee includes a reference to:

(i)	the execution of that Transaction by OpenMarkets as a result of the communication of an Order that relates to that Transaction to OpenMarkets; or

(ii)	the entry of an Order relating to that Transaction into the relevant Trading Platform through the DMA Service by the Licensee or by a Client; or

(iii)	where the context requires the allocation of Traded Products as a result of:

(A)	the entry of a Bid by OpenMarkets into ASX Bookbuild as a result of the communication of an instruction to enter that Bid to OpenMarkets;

(B)	the entry of a Bid into the relevant Trading Platform through the DMA Service by the Licensee or by a Client; or

(C)	the submission of an application for a Managed Fund Product as a result of the communication of an instruction through the Managed Fund Settlement Service,

in each case by the Licensee as agent for a Client or, in the case of a Principal Transaction, on its own behalf as contemplated by this agreement.

1.6 Application of Agreement to Derivatives Transactions

If the Licensee arranges for Clients to execute Derivatives Transactions and OpenMarkets has agreed to execute and clear such Derivatives Transactions, this agreement applies in respect of such Derivatives Transactions and:

(a)	the definitions and terms in Schedule 7 only apply to Derivatives Transactions; and

(b)	any other provision in this agreement which relates to a Derivatives Transaction only applies if this agreement applies to Derivatives Transactions.

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2. COMMENCEMENT OF SERVICES AND RELATIONSHIP

2.1 OpenMarkets agrees to provide services

(a)	Subject to the terms of this Agreement, OpenMarkets agrees to provide the Services to the Licensee as set out in this Agreement from the Commencement Date until this agreement is terminated.

(b)	On and from the Commencement Date the Services Agreement dated 3 August 2017 between the parties is hereby terminated and replaced entirely by this agreement.

2.2 Exchange Rules and ASX Clear Rules, etc

The Licensee and OpenMarkets agree that, despite the fact that the Licensee is not a Trading Participant or Clearing Participant, the terms of their relationship in respect of Transactions (other than Non-Cleared Transactions) and any dealings between them concerning Transactions (other than Non-Cleared Transactions) are subject to, and that they are each bound by, the ASX Clear Rules and the Exchange Rules which relate to the Relevant Exchange through which the relevant Transaction was effected, the Corporations Act and the customs, usages and practices of ASX Clear and each Relevant Exchange and their related entities (as amended from time to time) in so far as they apply to Transactions. The ASX Clear Rules and the Exchange Rules will only apply to the Licensee to the extent that they do not conflict with this agreement.

2.3 Non-Exclusivity of Services

The Licensee acknowledges and agrees that OpenMarkets may act as Trading Participant, Clearing Participant and/or settlement agent for, or otherwise provide services of a kind provided to the Licensee under this agreement, to other holders of an AFSL and third parties and may enter into agreements with such persons in the form of this agreement or otherwise.

2.4 The API Service

OpenMarkets agrees to make available the API Service to the Licensee. OpenMarkets and the Licensee agree that the use of API Service by the Licensee is subject to the terms and conditions contained in Schedule 8

2.5 Licensee to have Authorised Contacts

(a)	The Licensee must:

(i)	nominate in writing to OpenMarkets one or more persons as Authorised Contacts; and

(ii)	procure that at least one Authorised Contact is at all times during business hours contactable by OpenMarkets.

(b)	The Licensee may, from time to time:

(i)	vary the persons nominated as Authorised Contacts under this clause by notifying OpenMarkets in writing of the variation; and

(ii)	limit the type of instructions a particular Authorised Contact or class of Authorised Contacts can provide to OpenMarkets (eg. an Authorised Contact may be authorised to provide Orders to OpenMarkets but may be prohibited from appointing another Authorised Contact or providing a notice to OpenMarkets, for instance pursuant to clause 10.3).

2.6 Licensee not agent of OpenMarkets

Unless otherwise provided in this agreement, neither the Licensee nor its, employees, representatives, contractors or agents acts as an agent of OpenMarkets in relation to the provision of the Services and the Licensee must ensure that neither it nor its advisers employees, representatives, contractors or agents holds themselves out as OpenMarkets’ agent.

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2.7 Service levels

(a)	OpenMarkets will provide the Services in a lawful, competent, professional, and timely manner in accordance with the Service Levels in Schedule 9.

(b)	OpenMarkets and the Licensee agree that the Service Levels set out in Schedule 9 will be reviewed by the parties periodically. Any variation necessary to the support and administration services and Service Levels identified as a result of that review is subject to written agreement by the Parties acting reasonably.

(c)	In the event of any critical or high risk issues occurring in connection with the Services, OpenMarkets will provide an incident report to the Licensee within a reasonable period.

(d)	Where OpenMarkets make material changes to the way in which the Services are provided to the Licensee or the Clients, OpenMarkets must provide the Licensee with a “user acceptance testing” environment in which to view the changes and will, where it is reasonably practicable to do so, provide the Licensee with a reasonable period in which to review and provide feedback on the changes.

(e)	In the event that Service Levels contained in Schedule 9 are not met, the Licensee will have the right to:

(i)	require OpenMarkets (at OpenMarkets’ cost and expense) to correct any fault in connection with the Services that lead to the failure to at least meet the Service Levels;

(ii)	require OpenMarkets (at OpenMarkets’ cost and expense) immediately upon demand to perform the Services in accordance with the Service Levels;

(iii)	by notice to OpenMarkets setting out the failures to meet the Service Levels in accordance with the service level standards set out in Schedule 9, require OpenMarkets to forfeit an amount in any month of up to the higher of:

a.	$15,000 of the monthly minimum fees set out in Schedule 1;

b.	5% of the average monthly fees paid to OpenMarkets for the provision of its Services over the past 6 months;

The forfeiture amount must correspond to the forfeiture penalty amount corresponding to the relevant Service Level; and

(iv)	in the event of systemic or material breaches of the Service Levels, require OpenMarkets to provide all reasonable assistance (at OpenMarkets’ costs and expense) required by the Licensee in order to:

a.	rectify any damage to Client confidence or the Licensee’s reputation to the extent it is caused by the systemic or material breaches;

b.	respond to any investigation or direction from a Regulatory Agency in connection with the systemic or material breaches; and

(v)	in the event of systemic or material breaches of the Service Levels resulting from the fraud, wilful default or negligence of OpenMarkets, require OpenMarkets to indemnify the Licensee for any Loss (excluding any loss of business revenue, loss of profits, failure to realise expected profits or savings) incurred as a result of the systemic or material breaches, other than to the extent that the Loss results from the Licensee’s fraud, wilful default or negligence.

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2.8 Legal and regulatory compliance

(f)	Both parties acknowledge and agree to comply with their respective legal and regulatory requirements under Relevant Law, and will provide reasonable assistance to the other party to comply with such obligations.

(g)	Both parties warrant and represent that they have notified, and throughout the term of this agreement will provide timely notification to, the other party in writing of any current or pending legal and /or regulatory matters, which would have a Material Adverse Effect on either party, and which involves:

a.	any contravention of a Relevant Law and any subsequent regulatory investigation or disciplinary action in respect of that contravention;

b.	any investigations, queries and issues raised by a Relevant Exchange, ASX Clear, ASX Settlement, ASIC or other Regulatory Agency, irrespective of whether they relate to a contravention of the Corporations Act or any other law, and any enforceable undertakings given to any Regulatory Agency; and

c.	any current or threatened litigation, or any other matters, which may have a Material Adverse Effect.

3. EQUIPMENT AND SOFTWARE

3.1 Computer hardware

The Licensee must maintain at its cost the hardware, software, associated equipment and data links necessary for the Licensee to access the Services.

3.2 Database

OpenMarkets must provide, maintain and replace during the period of this agreement at its expense, a database (OpenMarkets Database) containing Client data relating to the Licensee. OpenMarkets will use reasonable efforts to ensure that the data within the OpenMarkets Database relating to the Licensee cannot be accessed by any person other than OpenMarkets and the Licensee (except as required by law).

3.3 Access to database

OpenMarkets will permit access by the Licensee to specified data contained on the OpenMarkets Database relating to the Licensee and the Clients in the manner set out in the Reporting component of the Services.

The Licensee acknowledges that it will have no access to any data within the OpenMarkets Database which does not relate directly to the Licensee or a Client.

4. ACCOUNT OPENING AND CLIENT INSTRUCTIONS

4.1 New Client Accounts

On request from the Licensee, OpenMarkets:

(a)	may open a new Client Account for a Client of the Licensee. OpenMarkets may refuse to open a new Client Account for any person in its absolute discretion; and

(b)	must close a Client Account for a Client of the Licensee as directed by the Licensee in its absolute discretion. OpenMarkets must action such a request as soon as reasonably practicable and, in any event, in accordance with the Service Levels.

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4.2 Client Approval Criteria

The Licensee must give each proposed Client any of the documents referred to in this clause 4.2

Without limiting OpenMarkets’ rights under clause 4.1, OpenMarkets is not obliged to open a new Client Account for, and the Licensee must not accept or execute an Order from, any Client unless:

(a)	the Licensee has complied with any obligations it has pursuant to Relevant Law in respect of opening new Client Accounts; and

(b)	the Licensee or OpenMarkets has satisfied the client approval criteria for that Client and the Licensee has complied with the account opening requirements for new Client Accounts specified by OpenMarkets including, as required and without limitation:

(i)	obtaining from the Client a signed copy of OpenMarkets’ Client Agreement and other specified documents;

(ii)	providing the Client with a copy of OpenMarkets’ Disclosure Documents, any other documents OpenMarkets requires to be provided to the Client and any other documents which are required to satisfy any other regulatory or legal obligations under any Relevant Law;

(c)	the Client has been provided with a copy of the Licensee’s financial services guide and a signed copy of the Licensee’s Client Agreement and other specified documents has been obtained from the Client;

(d)	the Licensee complies with its own AML/CTF Law procedures with regards to identifying and verifying a Client; and

(e)	the Licensee has verified the authenticity of the Client’s execution of all relevant Client documents.

4.3 Record Keeping

In relation to all documents received from a Client including account opening documentation and Client instructions, collectively referred to as “Client Documentation”, the Licensee must:

(a)	electronically store all Client Documentation;

(b)	maintain and keep up to date a database to readily track all Client Documentation; and

(c)	archive for a period of at least 7 years all original Client Documentation.

4.4 Licensee as OpenMarkets’ attorney to sign Client Agreements on OpenMarkets’ behalf

(a)	OpenMarkets appoints the Licensee and each officer of the Licensee for the time being (each an Attorney) jointly and each of them severally to be the attorney of OpenMarkets with power in OpenMarkets’ name and on behalf of OpenMarkets to execute, sign and deliver any Client Agreement in a form approved in writing by OpenMarkets from time to time.

(b)	OpenMarkets may by notice in writing to the Licensee revoke the approval of a form of Client Agreement and approve one or more additional or replacement forms of Client Agreement, providing the Licensee with at least 30 days’ prior written notice of changes to the Client Agreement (except where doing so is not reasonably practicable as a result of changes to the Relevant Law). OpenMarkets may also specify conditions to be satisfied before an Attorney may sign a Client Agreement in a particular form or at all.

(c)	For the avoidance of doubt, nothing in this clause 4.4 gives the Licensee or its officers authority to execute, sign or deliver any document or agreement that is not a Client Agreement or a form of Client Agreement that has not been approved by OpenMarkets under this clause or the approval of which has been revoked by OpenMarkets under this clause.

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4.5 Documents to be kept at Licensee’s premises

(a)	All documents and agreements referred to in this clause 4 (including Client Agreements) executed or returned by or on behalf of a Client are, unless otherwise directed by OpenMarkets to the Licensee, to be retained in safe custody by the Licensee on behalf of OpenMarkets.

(b)	The Licensee takes full responsibility for the safeguarding of all such documents and agreements and must promptly provide to OpenMarkets at OpenMarkets’ request such documents either in electronic or hard copy, as OpenMarkets requires.

4.6 Intentionally not used.

4.7 Licensee to ensure all Clients are sponsored by OpenMarkets

Unless agreed otherwise with OpenMarkets, the Licensee must ensure that the Client has entered into a Sponsorship Agreement with OpenMarkets before any Orders are placed by the Licensee on behalf of that Client.

4.8 Licensee’s Client Agreements

The Licensee’s terms of trading, financial services guide, other client agreements and correspondence with, and materials available to, Clients must not be inconsistent with the OpenMarkets Client Agreement, Confirmations or this agreement. The Licensee must provide such documents in a timely manner to OpenMarkets for its prompt review on request by OpenMarkets.

4.9 Licensee to verify identity of Client

The Licensee agrees that it, and not OpenMarkets (nor any other person who has referred or introduced the Client to the Licensee), is solely responsible for verifying the identity of each Client.

4.10 Client and Licensee Instructions

(a)	The Licensee must ensure that, except as OpenMarkets otherwise agrees, all instructions from Clients to OpenMarkets must be communicated by the Client to the Licensee and then communicated by the Licensee (as agent for the Client) to OpenMarkets.

(b)	The Licensee must communicate all instructions to OpenMarkets (whether on its own behalf or as agent for a Client) in the manner prescribed by OpenMarkets from time to time. OpenMarkets may, in its absolute discretion, confirm or verify with the Licensee an instruction received from the Licensee and may decline to act on an instruction until such confirmation or verification is received.

(c)	In providing instructions to OpenMarkets, the Licensee must:

(i)	appoint persons authorised to:

A.	provide instructions to OpenMarkets;

B.	authenticate an instruction provided to OpenMarkets by the Licensee in circumstances where OpenMarkets contacts the Licensee for the purpose of verifying an instruction and provide contact details including name and telephone numbers for those persons;

C.	provide to each of the Licensee’s Authorised Contacts disclosure of OpenMarkets’ Call-Back practice as provided by OpenMarkets to the Licensee from time to time.

(ii)	promptly notify OpenMarkets in writing of any changes to the Licensee’s Authorised Contacts list;

(iii)	provide all instructions to OpenMarkets in writing as required by OpenMarkets;

(iv)	where required, provide an attestation that in providing the instruction to OpenMarkets, they are acting in accordance with the Client’s instructions; and

(v)	be able to provide evidence of the Client’s instructions upon request from OpenMarkets.

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(d)	OpenMarkets may telephone or contact the Licensee to verify instructions received from the Licensee (Call-Back). The Licensee acknowledges:

(i)	and consents to recording of a Call-Back, agrees to nominate persons to receive a Call-Back and agrees to provide notice of the Call-Back recording to persons nominated by the Licensee to receive a Call-Back; and

(ii)	and agrees OpenMarkets may not perform a Call-Back and OpenMarkets will not be liable to the Licensee for any failure by OpenMarkets to verify any instruction (or any delay in verifying an instruction by OpenMarkets).

4.11 Licensee’s obligation to notify OpenMarkets when certain events occur

The Licensee must promptly notify OpenMarkets if it becomes aware that:

(a)	a Client is or has been involved in any dispute with, or has made a complaint in respect of, the Licensee or any other financial services licensee (Dispute) to the extent that such a Dispute has an impact on the Client’s ability to meet their obligations to OpenMarkets and/or the Licensee;

(b)	a Client’s creditworthiness is in question;

(c)	a Client has died; or

(d)	an Event of Insolvency has occurred in respect of the Client.

4.12 Licensee’s warranty regarding Client instructions

The Licensee represents and warrants to OpenMarkets:

(a)	that for each instruction provided by the Licensee to OpenMarkets, the instruction represents the Client instructions to the Licensee or is otherwise authorised by the Licensee’s terms with the Client; and

(b)	the Licensee is authorised by the Client to provide the instructions to OpenMarkets.

4.13 OpenMarkets entitled to rely on the Licensee

OpenMarkets is entitled to assume that all Orders, instructions and communications which are given or purportedly given to OpenMarkets by or on behalf of the Licensee or a Client and whether given in writing, orally, electronically (which may include any electronic security identification issued by OpenMarkets) or otherwise:

(a)	are duly authorised by the relevant Client;

(b)	are given or made by the Licensee; and

(c)	are accurate as regards to their contents.

OpenMarkets is not obliged to confirm or enquire as to the correctness of any of these assumptions in respect of any Order, instruction or communication and is entitled to act thereupon.

4.14 Telephone Recording

The Licensee agrees and consents to:

(a)	the electronic recording by OpenMarkets of the Licensee’s telephonic conversations with OpenMarkets with or without an automatic tone warning device;

(b)	the use of recordings or transcripts from such recordings for any purpose which OpenMarkets deems desirable, including their use as evidence by either party in any dispute or anticipated dispute between OpenMarkets, the Licensee or a Client; and

(c)	OpenMarkets keeping the recording for as long as it sees fit.

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4.15 No direct Client contact

(a)	OpenMarkets agrees not to contact a Client directly without the written permission of the Licensee other than for purposes of enforcing its rights against the Client (including where a Client is in breach or default in respect of Client Obligations) or otherwise as in accordance with this agreement.

(b)	OpenMarkets undertakes to the Licensee during the term of the Agreement or extension thereto and for a period of 2 years after the termination of this Agreement, that it will not solicit anyone who is or was a Licensee Client of the Licensee, including for any cross-selling of any other OpenMarkets’ products or services, or for any other service providers. OpenMarkets’ acknowledges that the restraint in this clause is reasonable in the circumstances and necessary to protect the interests of the Licensee.

(c)	Nothing in clause prevents OpenMarkets from contacting Clients during the Term of this Agreement, but only to the extent permitted under this clause or by marketing its services to the general public.

5. AML/CTF INFORMATION CONCERNING CLIENTS

5.1 AML/CTF requirements

The Licensee acknowledges that the account opening requirements set out in this Agreement are intended to satisfy OpenMarkets’ obligations (if any) under the AML/CTF Law. OpenMarkets requires that all new Clients are screened by the Licensee against the sanction and other lists as advised by OpenMarkets to the Licensee from time to time as OpenMarkets considers are necessary in order for OpenMarkets to comply with its obligations under the AML/CTF Law.

Client screening may be also conducted by OpenMarkets and where required OpenMarkets will also conduct further due diligence on the Client and may refuse to open an account for the Client.

Notwithstanding the above, the Licensee must also have its own AML/CTF Law procedures and must comply with those procedures.

5.2 Appointment of Licensee as OpenMarkets’ agent

OpenMarkets may require the Licensee to collect and verify information relating to a Client as agent for OpenMarkets for the purposes of the AML/CTF Law before the Licensee requests OpenMarkets to open a Client Account in respect of that Client.

5.3 Customer identification and verification procedures

(a)	Before the Licensee requests OpenMarkets to provide Services, the Licensee must undertake in respect of the Client and in a manner which is satisfactory to OpenMarkets acting reasonably, the applicable customer identification and verification procedures required under the AML/CTF Law.

(b)	Each time the Licensee requests OpenMarkets to provide Services to a Client, including for a Client for whom OpenMarkets has opened a Client Account prior to this agreement coming into effect, the Licensee will be taken to have represented and warranted to OpenMarkets that:

(i)	the Licensee has undertaken, in respect of the Client and in a manner which is satisfactory to OpenMarkets acting reasonably, the applicable customer identification and verification procedures required under the AML/CTF Law; and

(ii)	the Licensee has obtained and/or verified (as the case may be) the relevant information in respect of the Client as notified by OpenMarkets to the Licensee from time to time.

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5.4 Access to records and other information

The Licensee will, upon request by OpenMarkets provide OpenMarkets with access to, or copies of:

(a)	records made by or on behalf of the Licensee of the applicable customer identification procedure carried out in respect of the Client (including the information and documents obtained in the course of carrying out the procedure); and

(b)	such other information and documents in respect of a Client as OpenMarkets may reasonably require to comply with the AML/CTF Law.

5.5 Assistance to be provided by Licensee

The Licensee will, upon request by OpenMarkets, provide all reasonable assistance in seeking:

(a)	any information from the Client that OpenMarkets may request; and

(b)	any clarification or explanation from the Client of any information collected from and recorded in respect of a Client.

5.6 Employee Due Diligence Program

The Licensee must develop, implement and maintain an “Employee Due Diligence Program” which includes:

(a)	appropriate risk based systems and controls for the Licensee to determine whether to, and in what manner to, screen all prospective and current employees, officers, agents and subcontractors who may be in a position to facilitate the commission of a money laundering or financing of terrorism offence in connection with the provision of a designated service by the Licensee in the performance of its obligations as agent of OpenMarkets under this agreement; and

(b)	a system for the Licensee to manage any employee, officer, agent or subcontractor who fails, without reasonable excuse, to comply with its systems controls and procedures relating to the performance of the Licensee of its obligations as such agent under this agreement.

5.7 Risk awareness training program

The Licensee must develop, implement and maintain a risk awareness training program for its employees, officers, agents and subcontractors which is designed to enable its employees, officers, agents and subcontractors to understand the obligations of the Licensee as agent of OpenMarkets under this clause 5.

5.8 Reporting of suspicious matters

If, during the course of performance of any activity as agent of OpenMarkets contemplated by this clause 5, the Licensee suspects on reasonable grounds any of the matters referred to in section 41 of the AML/CTF Law, the Licensee and OpenMarkets must (except to the extent prohibited by law):

(a)	cooperate with each other in determining the facts relevant to the underlying potential suspicious transaction and/or activity; and

(b)	consult with each other concerning any suspicious transaction for the purpose of sharing information and determining which party is to prepare and report any such matter in accordance with section 41(2) of the AML/CTF Law on OpenMarkets’ behalf.

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5.9 Non-Clearing Services

If OpenMarkets is to provide a Non-Clearing Service, a reference in this clause to a Client includes a Counterparty as the context requires.

6. FINANCIAL PRODUCT ADVICE

6.1 Licensee may give financial product advice

The Licensee may give financial product advice to any Client and must comply with the requirements of the Corporations Act in relation to any such advice.

6.2 OpenMarkets or OpenMarkets Nominees have no responsibility for advice given by Licensee

The Licensee acknowledges and agrees that neither OpenMarkets nor OpenMarkets Nominees has any responsibility for any financial product advice given by the Licensee to any Client, whether or not OpenMarkets is instructed to execute a Transaction on behalf of the Client on the basis of that advice.

6.3 No advice from OpenMarkets or OpenMarkets Nominees or their representatives

The Licensee acknowledges that it is not intended that OpenMarkets or OpenMarkets Nominees or any of their respective representatives will give financial product advice to any Client and must not represent to any Client that OpenMarkets or OpenMarkets Nominees or any of their respective representatives will do so.

6.4 No reference to OpenMarkets or OpenMarkets Nominees

No document containing advice given by the Licensee to a Client may refer to OpenMarkets or OpenMarkets Nominees, imply that OpenMarkets or OpenMarkets Nominees is involved in the preparation of that advice or endorses its publication without the prior written consent of OpenMarkets or OpenMarkets Nominees as the case may be.

6.5 OpenMarkets or OpenMarkets Nominees not responsible for determining suitability of investments

The Licensee agrees that neither OpenMarkets nor OpenMarkets Nominees is responsible for determining the suitability of any Transactions conducted by OpenMarkets on behalf of a Client or the appropriateness or frequency of trading by any Client.

7. EXECUTION OF ORDERS

7.1 Communication of Orders

The Licensee:

(a)	acknowledges that OpenMarkets will not accept or act on any Order placed by a Client other than an Order communicated to OpenMarkets by the Licensee (as agent for the Client) or placed through the DMA Service;

(b)	acknowledges that an Order placed through a Third Party Service by the Licensee is taken to be an Order communicated by the Licensee to OpenMarkets;

(c)	acknowledges that an Order placed through the DMA Service by a Client is taken to be an Order communicated by the Licensee to OpenMarkets and this agreement applies to such an Order as if the Licensee had received the Order from the Client and communicated it to the Licensee;

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(d)	acknowledges that OpenMarkets may refuse to execute any Order in its discretion, having regard to any Relevant Law, and OpenMarkets will not have any liability for any loss or claim that the Licensee may have as a result of any such refusal;

(e)	warrants and represents to OpenMarkets in respect of each Order that the Licensee communicates as agent for a Client to OpenMarkets or places through the DMA Service (whether by the Licensee or by the Client) that:

(i)	the Order represents the relevant Client’s instructions; or

(ii)	the Licensee is acting within the scope of a written authorisation from the relevant Client to operate a managed discretionary account in communicating the Order to OpenMarkets or placing it through the DMA Service; and

(f)	acknowledges that, while it may as agent for the Client, communicate the Client’s Orders to OpenMarkets, it must not (or purport to) indicate to a Client that OpenMarkets has accepted that Order (and the Licensee has no authority to bind OpenMarkets to accept the Order) unless and until OpenMarkets has confirmed to the Licensee that it has accepted the Order.

7.2 Priority rules

(a)	All Orders communicated to OpenMarkets must be communicated by the Licensee in accordance with this agreement and any other means as specified by OpenMarkets from time to time.

(b)	The Licensee must comply with the priority rules specified in section 991B of the Corporations Act when communicating any Order to OpenMarkets for execution. Without limiting this or any other requirement, the Licensee must not, unless otherwise authorised by the Corporations Act, communicate to OpenMarkets for execution a Principal Order in relation to a Traded Product if at that time the Licensee holds an Order from a Client in relation to the same Traded Product which it has not communicated to OpenMarkets for execution.

(c)	Subject to the other requirements of this agreement, the Licensee must ensure that all Orders received by it are communicated to OpenMarkets promptly upon receipt and in the order they are received by the Licensee.

7.3 Execution of Orders

The Licensee acknowledges and agrees that the Licensee:

(a)	acts as agent for the Client (and not for OpenMarkets) in receiving an Order from a Client and communicating it to OpenMarkets or placing it through the DMA Service; and

(b)	is solely responsible for receiving Orders from Clients and communicating them to OpenMarkets or placing them through the DMA Service.

7.4 OpenMarkets’ right to require the Licensee to refuse to execute Orders

OpenMarkets may, acting reasonably, at any time during the term of this agreement direct the Licensee:

(a)	to refuse to accept an Order or Orders from any person or class of persons specified by OpenMarkets (including for example, where an Order would require OpenMarkets to act otherwise than in accordance with the OpenMarkets Best Execution Policy);

(b)	not to execute an Order or Orders from any person or class of persons specified by OpenMarkets,

and the Licensee must comply with any such direction.

7.5 Licensee’s warranties at the time it executes an Order

The Licensee warrants and represents to OpenMarkets at the time it executes an Order (not being a Principal Transaction) (or communicates such an Order to OpenMarkets for execution) that:

OpenMarkets Intermediary Services Agreement	25

(a)	the Order is for a Client for whom OpenMarkets has opened a Client Account and the Licensee has complied with its obligations under clause 4 in respect of that Client Account including providing any updated documents to a Client as required by OpenMarkets;

(b)	it has verified the identity of the relevant Client as required by this agreement and the AML/CTF Law;

(c)	in the case of a purchase, the Client will pay to OpenMarkets the purchase price (if any) and Commission in respect of the relevant Transaction by the settlement date stated on the Confirmation (or any other relevant trade report confirming a transaction);

(d)	in the case of a sale, the Client will provide OpenMarkets with the number of Traded Products the subject of the Transaction on or before the settlement date stated on the Confirmation (or any other relevant trade report confirming a transaction);

(e)	in the case of a Bid in relation to an ASX Bookbuild Issue:

(i)	the Client will pay to OpenMarkets the subscription price and Commission in respect of the relevant Transaction by the settlement date stated on the Confirmation; and

(ii)	the Bid will not exceed the Investment Cap applicable to the relevant ASX Bookbuild Issue,

(iii)	in each case if Traded Products are allocated in respect of that Bid;

(f)	the settlement details and other information recorded by the Licensee in the Licensee’s Data in respect of the relevant Client is accurate and up to date;

(g)	the Order if executed will not breach any Trading Limit;

(h)	the Licensee, having acted reasonably and made all reasonable inquiries, has no reason to believe that the entry or execution of the Order will contravene (either itself or together with other Orders) any provision of the Corporations Act or the Market Integrity Rules including, without limitation:

(i)	the prohibition on market manipulation contained in section 1041A of the Corporations Act;

(ii)	the prohibitions on false trading and market rigging (including trades resulting in no change of beneficial ownership) under sections 1041B and 1041C of the Corporations Act;

(iii)	the prohibition on misleading and deceptive conduct contained in section 1041H of the Corporations Act;

(iv)	the prohibition on insider trading contained in section 1043A of the Corporations Act; and

(v)	the prohibitions in relation to short selling contained in section 1020B of the Corporations Act

(i)	any Commission charged by the Licensee in respect of the Transaction that results from the execution of the Order will not contravene any provision of Part 7.7A of the Corporations Act;

(j)	if the amount of the Commission is wholly or partially dependent on the total value of the financial products recommended by the Licensee (or a representative of the Licensee) to the Client or acquired by the Client, the Commission will not contravene any provision of Part 7.7A of the Corporations Act; and

(k)	if all or any part of the purchase price of the financial products to be acquired by the Client has been or will be borrowed, the Commission to be charged by the Licensee will not contravene any provision of Part 7.7A of the Corporations Act.

OpenMarkets Intermediary Services Agreement	26

7.6 Record keeping

The Licensee must retain complete and accurate records of each Order for at least the relevant statutory or regulatory period as required by Part 7.8 of the Corporations Act.

7.7 Warrants, Partly Paid Securities and Bids in relation to an ASX Bookbuild Issue

In addition to the warranties and representations set out in clause 7.5, at the time the Licensee executes an Order for Warrants or Partly Paid Securities or relating to a Bid in relation to an ASX Bookbuild Issue, the Licensee warrants and represents to OpenMarkets that it has complied with the relevant obligations under the Exchange Rules in respect of that Order or Bid that would apply if the Licensee were a Market Participant or a Trading Participant.

7.8 The DMA Service

OpenMarkets agrees to make available the DMA Service to the Licensee and may agree to make the DMA Service available to Clients.

OpenMarkets and the Licensee agree that the use of DMA Service by the Licensee is subject to the terms and conditions contained in Schedule 5 and any use of the DMA Service by a Client is subject to the DMA Service terms contained in any Client Agreement.

7.9 Forward Delivery Transactions

The Licensee must not accept or execute an Order on a forward delivery basis except in accordance with the Exchange Rules (despite the fact that the Licensee is not a Market Participant) and the Corporations Act.

7.10 Requirements relating to sale orders

The Licensee:

(a)	acknowledges that the terms set out in Schedule 4 of this agreement apply each time the Licensee places an Order for a sale with OpenMarkets; and

(b)	agrees that OpenMarkets may amend Schedule 4 by notice to the Licensee from time to time.

7.11 Permitted naked Short Sales

Subject to this agreement and to the requirements of any Relevant Law as it applies from time to time, the Licensee may accept and execute an Order for a sale on behalf of itself or a Client (each a Seller) where the Seller does not have a presently exercisable and unconditional right to vest the relevant Traded Products in a buyer only if the Seller is able to satisfy all conditions of any one or more exemptions to the prohibition on short selling set out in the Corporations Act, Corporations Regulations or provided by way of ASIC Class Order relief or other current and effective relief granted by ASIC.

7.12 Sale of borrowed Traded Products

Subject to this agreement (and to the requirements of any Relevant Law as it applies from time to time), the Licensee may accept and execute a sell Order where the Client has borrowed the relevant Traded Products and has a presently exercisable and unconditional right to vest those Traded Products in a buyer.

7.13 Sale of borrowed Underlying Financial Products

Subject to this agreement and (and to the requirements of any Relevant Law as it applies from time to time), the Licensee may accept an Order from the taker of a Put Option for OpenMarkets to submit an Exercise Notice to ASX Clear in relation to that Put Option where the taker has borrowed the relevant Underlying Financial Products and has a presently exercisable and unconditional right to vest those Underlying Financial Products in another person.

OpenMarkets Intermediary Services Agreement	27

7.14 Discretionary Accounts

The Licensee must not establish, operate or request OpenMarkets to open any discretionary account except in accordance with the Market Integrity Rules and Corporations Act including obtaining appropriate written authorisation from the Client.

7.15 Breach of this clause

Without limiting OpenMarkets’ rights under clause 32.5, if the Licensee breaches any of its obligations under this clause or clauses 8, 9 or 10 without the prior consent of OpenMarkets, OpenMarkets may, having regard to any Relevant Law, immediately do any one or more of the following:

(a)	Close Out any of the Licensee’s unsettled Principal Transactions and any Transactions not allocated to a Client Account;

(b)	cancel or withdraw any Bid submitted by OpenMarkets on behalf of the Licensee as principal) within the meaning of the Market Integrity Rules) in respect of an ASX Bookbuild Issue, provided the relevant ASX Bookbuild Issue has not yet closed and Traded products have not yet been allocated in respect of that Bid;

(c)	purge (or direct the Licensee to (in which case, the Licensee must purge) any unexecuted Principal Order; or

(d)	require the Licensee not to accept Orders or execute any Transactions until otherwise notified by OpenMarkets.

7.16 OpenMarkets directions

Any directions to be given by OpenMarkets under this agreement (including under clauses 4.5, 7.4, 7.15, 10.6 or 30.2) may be given by OpenMarkets by communicating the direction by:

(a)	telephone to the Licensee’s Authorised Contact; or

(b)	via e-mail to any other person nominated by the Licensee.

Any direction given by OpenMarkets in any such manner will be taken to have been given immediately and must, in all circumstances, be implemented immediately by the Licensee.

7.17 Give Up Transactions

From time to time, OpenMarkets may on the instructions of the Licensee enter into a Give Up Transaction in which case OpenMarkets does not have the responsibilities for the clearing and settlement of the transaction that has been given up.

7.18 Acknowledgments about purged Orders

The Licensee acknowledges that Orders may from time to time be purged from a Trading Platform by a Relevant Exchange without notice and OpenMarkets:

(a) is not obliged to advise the Licensee or a Client of a purged Order but will use reasonable endeavours to do so; and

(b) will not resubmit a purged Order to the Trading Platform.

7.19 Acknowledgments about delays

The Licensee acknowledges that there may be delays in the processing or execution of an Order and:

(a)	an Order may be wholly or partly filled before an instruction for its amendment or cancellation is processed; and

(b)	the Licensee and the relevant Client remain liable to OpenMarkets to settle the original Order, until any relevant amendment or cancellation is effected.

OpenMarkets Intermediary Services Agreement	28

8. NON-CLEARED TRANSACTIONS AND SERVICES

8.1 Non-Clearing Services

The parties acknowledge and agree that:

(a)	OpenMarkets may provide Non-Clearing Services to the Licensee from time to time;

(b)	the Licensee may from time to time instruct OpenMarkets to provide a particular Non-Clearing Service, but OpenMarkets, acting reasonably, may refuse to accept any such instruction and OpenMarkets will not have any liability for any loss or claim that the Licensee may have as a result of any such refusal;

(c)	the Licensee is solely responsible for receiving and communicating instructions from Clients in relation to Non-Cleared Transactions and Non-Clearing Services;

(d)	OpenMarkets will not accept or act on any instruction in relation to Non-Cleared Transactions and Non-Clearing Services given to OpenMarkets by a Client unless it is communicated to OpenMarkets by the Licensee;

(e)	the Licensee acts as the agent of the Client (and not for OpenMarkets) in receiving instructions from a Client in relation to Non-Cleared Transactions and Non-Clearing Services and communicating those instructions to OpenMarkets;

(f)	while the Licensee may as the Client’s agent communicate a Client’s instructions to OpenMarkets in relation to Non-Cleared Transactions and Non-Clearing Services, the Licensee must not (or purport to) indicate to a Client that OpenMarkets has accepted the instruction (and the Licensee has no authority to bind OpenMarkets to accept the instruction) unless and until OpenMarkets has confirmed to the Licensee that OpenMarkets has accepted the instruction; and

(g)	if OpenMarkets accepts an instruction to provide a particular Non-Clearing Service:

(i)	OpenMarkets acts as agent for the Licensee (and not the relevant Clients) in relation to the provision of that Non-Clearing Service;

(ii)	the settlement obligations (if any) in respect of the Non-Cleared Transaction to which the Non-Clearing Service relates are owed to the Licensee (and not to OpenMarkets) by the relevant Client; and

(iii)	OpenMarkets is not obliged to settle the relevant Non-Cleared Transaction if OpenMarkets has not received cleared funds for the total amount to be paid by OpenMarkets or the relevant financial products to be transferred (as the case may be) or any other matter required to be received or delivered by OpenMarkets in connection with settlement of the Non-Cleared Transaction in sufficient time before the Settlement Time

8.2 Consequences if settlement monies not received by the Settlement Time

The parties further agree that, if OpenMarkets settles a Non-Cleared Transaction and OpenMarkets had not received cleared funds for the total amount (if any) to be paid by OpenMarkets in respect of that Non-Cleared Transaction before the Settlement Time:

(a)	OpenMarkets is entitled to recover the amount paid by OpenMarkets (Debt) from the Licensee as a debt owed by the Licensee to OpenMarkets;

(b)	OpenMarkets may deduct the amount of the Debt from Commission received by OpenMarkets as agent for the Licensee;

OpenMarkets Intermediary Services Agreement	29

(c)	OpenMarkets may set-off the amount of the Debt against the Bond (if OpenMarkets holds a Bond); and

(d)	OpenMarkets is entitled to retain the financial products which relate to the Debt until such time as OpenMarkets has been paid in full for the relevant financial products; and

(e)	OpenMarkets must notify the Licensee of any deduction under clause 8.2(b) and any set-off under clause 8.2(c).

8.3 Exceptions

The provisions of clauses (b), (c), (d), (e), (f) and (g) and 8.2 do not apply if and to the extent that OpenMarkets has entered into an agreement with the relevant Client in relation to the relevant Non-Clearing Service or Non-Cleared Transaction and that agreement expressly or by necessary implication provides otherwise.

8.4 Consequences if settlement obligations owed to OpenMarkets

The provisions of this clause 8.4 apply if, because the provisions of an agreement between OpenMarkets and as contemplated by clause 8.3, the relevant Client owes the settlement obligations in respect of a particular Non-Cleared Transaction to OpenMarkets.

(a)	OpenMarkets’ rights against the Client

The Licensee acknowledges and agrees that if a Client fails to comply with its settlement obligations owed to OpenMarkets in respect of any Non-Cleared Transaction or part thereof, OpenMarkets may, at its discretion exercise any rights OpenMarkets may have against the relevant Client and may do so without giving prior notice to the Licensee or the Client.

(b)	No advice

The manner in which OpenMarkets may exercise or not exercise, or the timing of or any delay in any exercise by OpenMarkets of, any right of OpenMarkets is not to be taken to be financial product advice by OpenMarkets to the Licensee or to any Client, and the Licensee must not represent to any person that it is financial product advice by OpenMarkets.

(c)	OpenMarkets not liable for failure to exercise its rights against a Client

OpenMarkets will not be liable to the Licensee for any failure by OpenMarkets to exercise (or any delay in the exercise by OpenMarkets of) any right OpenMarkets may have against a Client, or any loss incurred by the Licensee as a result of OpenMarkets not exercising any of its rights against a Client immediately, or at all, following any failure by the Client to comply with its obligations.

(d)	Assignment of Debt

If the Client fails to pay that amount in full in cleared funds to OpenMarkets by the Settlement Time or otherwise fails to perform any of its obligations in respect of the Non-Cleared Transaction by the due time for any reason (including because the Client has died or an Event of Insolvency has occurred in relation to the Client), OpenMarkets may (whether or not OpenMarkets has exercised or attempted to exercise any of its rights against the Client in respect of that failure) by notice to the Licensee and the relevant Client assign to the Licensee the relevant Client Debt, in which event the Licensee immediately becomes liable to pay the full amount of the Client Debt to OpenMarkets.

8.5 Licensee’s warranties

The Licensee warrants and represents to OpenMarkets each time it instructs OpenMarkets to provide Non-Clearing Services that:

(a)	either the instruction represents the relevant Client’s instructions or the Licensee is acting within the scope of a written authorisation from the relevant Client to operate a managed discretionary account in communicating the instruction to OpenMarkets;

OpenMarkets Intermediary Services Agreement	30

(b)	except to the extent to which the instruction relates to a Primary Market Transaction and a Counterparty, the instruction relates to a Client for whom OpenMarkets has opened a Client Account and the Licensee has complied with its obligations under this agreement in respect of that Client Account;

(c)	in the case of a Non-Cleared Transaction that is a sale:

(i)	the relevant Client will provide to OpenMarkets the number of financial products the subject of the sale on or before the Settlement Time in respect of the sale; and

(ii)	in the case of a sale of section 1020B products (as defined in section 1020B(1) of the Corporations Act), the seller has a presently exercisable and unconditional right to vest the relevant products in a buyer, or the seller satisfies all conditions of any one or more exemptions to the prohibition on short selling set out in the Corporations Act, Corporations Regulations or provided by way of ASIC Class Order relief or other current and effective relief granted by ASIC;

(d)	in the case of a Non-Cleared Transaction that is an acquisition, the relevant Client will pay to OpenMarkets the acquisition price (if any) for the relevant financial products the subject of the acquisition on or before the Settlement Time in respect of the acquisition; and

(e)	the settlement details and other information recorded by the Licensee in the Licensee’s Data in respect of the Client is accurate and up to date.

8.6 Record keeping

The Licensee must retain complete and accurate records of each instruction in relation to Non-Cleared Transactions and Non-Clearing Services for at least the relevant statutory or regulatory period as required under Part 7.8 of the Corporations Act.

9. PRIMARY MARKET TRANSACTIONS

9.1 Settlement of Primary Market Transactions

Without limiting clause 8, the parties acknowledge and agree that:

(a)	the services which OpenMarkets may provide to the Licensee from time to time under this agreement include the settlement of Primary Market Transactions as settlement agent for the Licensee;

(b)	the Licensee may from time to time instruct OpenMarkets to settle a Primary Market Transaction as settlement agent for the Licensee, but OpenMarkets may, acting reasonably, refuse to accept any such instruction and OpenMarkets will not have any liability for any loss or claim that the Licensee may have as a result of any such refusal;

(c)	the Licensee must not indicate to ASX Settlement that OpenMarkets will settle, or act as the Licensee’s agent in respect of, any particular Primary Market Transactions without OpenMarkets’ prior written approval;

(d)	if OpenMarkets accepts an instruction to settle a Primary Market Transaction:

(i)	OpenMarkets acts as agent for the Licensee (and not the relevant Clients or Counterparties) in relation to the settlement of the Primary Market Transaction;

(ii)	the settlement obligations in respect of the Primary Market Transaction are owed to the Licensee (and not to OpenMarkets) by the relevant Clients and Counterparties; and

(iii)	OpenMarkets is not obliged to settle the relevant Primary Market Transaction if OpenMarkets has not received cleared funds for the total amount to be paid by OpenMarkets in sufficient time before the Settlement Time; and

OpenMarkets Intermediary Services Agreement	31

(e)	by instructing OpenMarkets to settle a Primary Market Transaction as settlement agent for the Licensee in respect of a specified number of financial products, the Licensee will be taken to have instructed OpenMarkets to settle the Primary Market Transaction in respect of that number of financial products at the Settlement Time whether or not OpenMarkets has received cleared funds for the total amount to be paid by OpenMarkets in respect of that settlement by that time, unless the Licensee expressly instructs OpenMarkets otherwise not less than 2 hours (or such other period prescribed by OpenMarkets or is agreed between OpenMarkets and the Licensee from time to time) before the Settlement Time.

9.2 Consequences if settlement monies not received by the Settlement Time

Without limiting clause 8, the parties further agree that, if OpenMarkets settles a Primary Market Transaction as settlement agent for the Licensee and OpenMarkets had not received cleared funds for the total amount to be paid by OpenMarkets before the Settlement Time:

(a)	OpenMarkets will be taken to have advanced the shortfall (Shortfall) to the Licensee and OpenMarkets may recover the Shortfall from the Licensee as a debt owed by the Licensee to OpenMarkets, regardless of whether the Shortfall relates to financial products applied for by a Client, a Counterparty or the Licensee as principal;

(b)	OpenMarkets may deduct the amount of the Shortfall from Commission received by OpenMarkets as agent for the Licensee;

(c)	OpenMarkets may set-off the amount of the Shortfall against the Bond (if OpenMarkets holds a Bond); and

(d)	OpenMarkets is entitled to retain the financial products which relate to the Shortfall until such time as OpenMarkets has been paid in full for the relevant financial products; and

(e)	OpenMarkets must notify the Licensee of any deduction under clause 9.2(b) and any set-off under clause 9.2(c).

9.3 Applications and allocations

The parties further agree that:

(a)	the Licensee must, at least 1 Business Day before the Settlement Time (or such other period as may be prescribed by OpenMarkets acting reasonably or is agreed between OpenMarkets and the Licensee from time to time), provide sufficient information to OpenMarkets to enable OpenMarkets to allocate the relevant financial products to Client Accounts or to the Licensee as principal;

(b)	to the extent that the Licensee has not provided OpenMarkets with sufficient information before the Settlement Time to enable OpenMarkets to allocate the relevant financial products to Client Accounts, the Licensee will be taken to acquire the relevant financial products as principal;

(c)	if financial products have been applied for, by or on behalf of a Counterparty:

(i)	the Licensee will be taken (as between OpenMarkets and the Licensee) to have applied for such financial products as principal; and

(ii)	the Licensee must arrange for the Counterparty, at least 1 Business Day before the Settlement Time (or such other period as may be prescribed by OpenMarkets acting reasonably or is agreed between OpenMarkets and the Licensee from time to time), to provide sufficient information to OpenMarkets to enable OpenMarkets to allocate the relevant financial products to clients of that Counterparty or to that Counterparty as principal;

OpenMarkets Intermediary Services Agreement	32

(d)	the Licensee warrants and represents to OpenMarkets each time it instructs OpenMarkets to settle a Primary Market Transaction as settlement agent for the Licensee that:

(i)	binding applications have been made by Clients, Counterparties or itself as principal in respect of all of the relevant financial products;

(ii)	where the Licensee allocates the financial products to a Client Account, a binding application has been made by or on behalf of the Client for the relevant number of financial products;

(iii)	where the Licensee allocates the financial products to a Counterparty, a binding application has been made by or on behalf of the Counterparty for the relevant number of financial products and it has verified the identity of the relevant Counterparty as required by this agreement and the AML/CTF Law; and

(iv)	the relevant Clients, Counterparties or itself as principal (as the case may be) will pay to OpenMarkets in cleared funds the application moneys in respect of the relevant financial products by the Settlement Time.

9.4 Operation of clause 8 and this clause 9

(a)	Both clause 8 and this clause 9 apply to Primary Market Transactions and, in the event of any inconsistency between those clauses, this clause 9 is to prevail to the extent of the inconsistency.

(b)	To the extent that clause 8 applies to a Primary Market Transaction, a reference in that clause to a Client includes a Counterparty.

(c)	OpenMarkets is not taken for the purposes of clause 8.3 to have entered into an agreement with a Counterparty in relation to a Primary Market Transaction merely because the Counterparty is another Licensee of OpenMarkets and has entered into an agreement relating to the clearing and settlement of Transactions executed by the Counterparty on a Relevant Exchange or under which OpenMarkets agrees to execute, clear and settle transactions on a Relevant Exchange for clients of the Counterparty on the instructions of the Counterparty.

10. TRADING LIMITS AND OTHER RESTRICTIONS

10.1 Relevant Exchange and ASX Clear Trading and Position Limits

The Licensee acknowledges that OpenMarkets must comply with any applicable limits and restrictions prescribed by:

(a)	a Relevant Exchange from time to time under the Exchange Rules; and

(b)	ASX Clear from time to time under ASX Clear Rule 14.

10.2 Licensee to comply with Trading Limits

The Licensee must comply with the trading limits notified to the Licensee by OpenMarkets from time to time (Trading Limits) including any limits notified to the Licensee for the purpose of OpenMarkets’ compliance with the limits in clause 10.1.

10.3 Amendments to Trading Limits

The initial Trading Limit is set out in Schedule 3. OpenMarkets may amend the Trading Limits at any time in its discretion by giving written notice to the Licensee.

The Licensee may request amendments to the Trading Limits by giving written notice to OpenMarkets. OpenMarkets is under no obligation to comply with any such request.

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10.4 Need for OpenMarkets approval before exceeding Trading Limits

In accordance with any protocols developed and agreed between the parties, the Licensee must:

(a)	obtain OpenMarkets’ approval prior to executing the Order which will result in the Licensee exceeding any of the Trading Limits; and

(b)	provide OpenMarkets with sufficient notice to allow OpenMarkets to determine how the increase in the Trading Limit will affect OpenMarkets’ compliance with the limits in clause 10.1.

10.5 Anti-avoidance

The Licensee must not split, aggregate or otherwise alter the terms of Orders received from Clients or structure its own principal trading so as to avoid breaching the Trading Limits.

10.6 Restricted List of Traded Products

OpenMarkets may direct the Licensee to:

(a)	before accepting Orders in a particular Traded Product, obtain (if the Licensee has not already obtained) all funds and documents necessary to settle any Transaction which may result from the relevant Order; or

(b)	refuse to accept Orders in a particular Traded Product in order to ensure that OpenMarkets’ aggregate exposure to a particular Traded Product does not exceed levels acceptable to OpenMarkets,

and the Licensee must comply with any such directions.

11. BOOKING OF TRADES

11.1 Booking

The Licensee must ensure that on every Order submitted to a Trading Platform or otherwise communicated to OpenMarkets a client reference is recorded which is sufficient to enable OpenMarkets once it is executed to link that Order to a Client Account or to the Licensee as principal for the purposes of booking.

The Licensee must provide sufficient information to OpenMarkets to allow OpenMarkets to match each unmatched executed Transaction to the corresponding Orders (“book” the Transaction) to create a Confirmation.

11.2 Licensee warranty in relation to bookings

The Licensee agrees and warrants to OpenMarkets that Transactions will only be booked to Client Accounts in accordance with this clause where the Licensee had prior to executing the relevant Transaction:

(a)	received a corresponding Order from the relevant Client; or

(b)	was acting within the scope of a written authorisation from the relevant Client to operate a discretionary account in executing the Transaction and had complied with clause 7.14 in respect of that account.

11.3 Unallocated or disputed Transactions

OpenMarkets is entitled to elect to treat any Transaction:

(a)	that has not been booked in accordance with clause 11.1;

(b)	not allocated to a Client Account;

OpenMarkets Intermediary Services Agreement	34

(c)	disclaimed or otherwise disputed by the relevant Client;

(d)	executed by the Licensee without the authority of the relevant Client or otherwise in breach of the relevant OpenMarkets Derivatives Client Agreement; or

(e)	executed through the DMA Service in contravention of a direction by OpenMarkets under this agreement,

as a Principal Transaction.

11.4 Re-bookings

OpenMarkets must on request from the Licensee re-book a Transaction and, if necessary, issue amending Confirmations as required.

The Licensee warrants to OpenMarkets that it will only make such requests in the event of a genuine error in the order referencing of the Transaction or for another reason deemed acceptable by OpenMarkets acting reasonably.

The Licensee acknowledges that OpenMarkets may be instructed by a Relevant Exchange in accordance with the Exchange Rules to re-book a Transaction and, if necessary, issue amending Confirmations.

If the Licensee requests OpenMarkets to re-book any Transaction, the Licensee:

(a)	must do so in writing (in the form specified by OpenMarkets to the Licensee from time to time); and

(b)	must pay the Fees set out in Schedule 1 in respect of any such re-booking.

12. CANCELLATIONS AND AMENDMENTS

12.1 Cancellation and amendment requests by the Licensee

The Licensee may request that OpenMarkets exercise its right to request that a Relevant Exchange cancel or amend a Transaction as contemplated by the Exchange Rules.

The Licensee warrants to OpenMarkets that it will only make such requests in the event of a genuine error in the execution of the Transaction. The Licensee must pay the Fees set out in Schedule 1 in respect of any such amendment or cancellation.

12.2 Cancellations or amendments initiated by OpenMarkets

The Licensee acknowledges that OpenMarkets may, in the absence of a request by the Licensee under clause 12.1, exercise its right to request that a Relevant Exchange cancel or amend a Transaction as contemplated by the Exchange Rules if OpenMarkets in its discretion considers that it is appropriate to do so.

12.3 Cancellation or amendment by a Relevant Exchange

OpenMarkets and the Licensee acknowledge that a Relevant Exchange may cancel or amend (or require the cancellation or amendment of) Transactions in accordance with the Exchange Rules.

13. CONFIRMATIONS AND CORRESPONDENCE

13.1 Responsibility for Confirmations

Subject to clause 13.4, OpenMarkets must produce and dispatch Confirmations (in a form approved by OpenMarkets and the Licensee from time to time) in respect of Transactions executed by the Licensee in accordance with the Market Integrity Rules and the Corporations Act.

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13.2 Licensee to check accuracy of Confirmations

OpenMarkets will provide to the Licensee each day a report showing for the previous Business Day all Transactions executed by the Licensee. OpenMarkets must, on request from the Licensee provide a copy to the Licensee by the electronic means of each Confirmation dispatched by OpenMarkets under clause 13.1.

The Licensee must promptly check the accuracy of each Confirmation dispatched by OpenMarkets on behalf of the Licensee and notify OpenMarkets promptly of any error or inaccuracy in relation to any such Confirmation or any error or inaccuracy in relation to any Transaction reported to the Licensee pursuant to the clause.

In the absence of such notification by the Licensee to OpenMarkets within 24 hours of the Confirmation being dispatched to the Client, the Licensee will be taken to have accepted the accuracy of the Confirmation.

13.3 OpenMarkets electronic dispatch of Confirmations

The Licensee acknowledges that OpenMarkets will only dispatch Confirmations to Clients electronically.

13.4 Confirmations for Wholesale Clients

Subject to the compliance with any Relevant Laws, OpenMarkets and the Licensee may agree that Confirmations are not to be provided to particular Clients or classes of Clients.

13.5 Confirmations for Non-Cleared Transactions

Unless OpenMarkets and the Licensee agree otherwise in respect of any particular Non-cleared Transaction, OpenMarkets will not produce or dispatch Confirmations in respect of any Non-Cleared Transactions as agent for the Licensee.

14. EXECUTION AND SETTLEMENT

14.1 Settlement Obligations

The parties acknowledge that:

(a)	immediately upon execution of a Transaction by the Licensee (other than a Non-Cleared Transaction, Mfund Transaction or a ASX Bookbuild Transaction), OpenMarkets is obliged as principal and has the Clearing Obligations (including obligations owed to ASX Clear as principal) for the Transaction; and

(b)	immediately on the allocation of Traded Products to a Bid submitted by OpenMarkets into ASX Bookbuild in respect of any ASX Bookbuild Issue, OpenMarkets is obliged to subscribe for (or to procure the subscription for) the number of Traded Products allocated at the final price and on the terms applicable to that ASX Bookbuild Issue and has the settlement obligations for that ASX Bookbuild Transaction; and

(c)	immediately on the acceptance by a product issuer of an application in respect of a Mfund Transaction, OpenMarkets is obliged to pay the application monies (in the case of an application for issue) or receive the redemption monies (in the case of an application for redemption).

14.2 Rights of Licensee

The Licensee acknowledges that any benefit or right obtained by OpenMarkets upon registration of the Transaction with ASX Clear under the ASX Clear Rules or any other legal result of registration is personal to OpenMarkets and the benefit of that benefit, right or legal result does not pass to the Licensee or the relevant Client. Neither the Licensee nor the relevant Client has any rights, whether by way of subrogation or otherwise, against a Relevant Exchange or ASX Clear in relation to any Transaction registered with ASX Clear.

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14.3 Payments and deliveries by the Client

The Licensee must direct Clients to forward, or make available by linked bank account to OpenMarkets (and not the Licensee) all moneys and other security in respect of Client Obligations, Commission, compensation for GST and documents (and any security holder information) in respect of any executed Transactions (including any Non-Cleared Transactions, Mfund Transaction and ASX Bookbuild Transactions to be settled by OpenMarkets), the exercise of any Derivatives Contract or the transfer of Underlying Financial Products on the exercise of any Derivatives Contract.

14.4 Payments and delivery to the Licensee after execution

If the Licensee receives any moneys and other security in respect of Client Obligations, Commission, compensation for GST or documents (and security holder information) in respect of any executed Transaction, the Licensee must immediately forward those moneys or documents to OpenMarkets.

14.5 Payments and deliveries to the Licensee before execution

If the Licensee receives any settlement moneys or documents before the execution of the Transaction to which they relate, it must ensure that those documents are forwarded to OpenMarkets and those moneys are forwarded to OpenMarkets before the time at which OpenMarkets is obliged to settle that Transaction.

15. OPENMARKETS’ TRUST ACCOUNT

15.1 Direct Deposits

The Licensee acknowledges that if any funds are directly deposited by Clients into a OpenMarkets trust account and OpenMarkets is unable to identify the relevant Client who made the deposit (Unidentified Funds), Unidentified Funds will not satisfy any part of the relevant Client Obligations.

15.2 Receipt into Trust Account

Moneys deposited by the Licensee in the Trust Account are not deemed to be received by OpenMarkets and the Client’s obligations to OpenMarkets are not discharged until OpenMarkets has confirmed receipt of funds in the Trust Account or has received proof of the deposit.

15.3 Interest

The Licensee acknowledges that OpenMarkets will retain the interest (if any) earned on monies held in the Trust Account from time to time.

16. CREDIT AND SETTLEMENT FAILURE

16.1 Licensee has no authority to give OpenMarkets’ credit

The Licensee has no authority to give OpenMarkets’ credit to any Client (nor to itself, in the case of any Principal Transaction) without the prior written authority of OpenMarkets.

16.2 OpenMarkets’ rights under the Exchange Rules and the Confirmation in the event of a failure to complete

The Licensee acknowledges that under the Exchange Rules, the Client Terms and Conditions, the Confirmation and, if applicable, the OpenMarkets Derivatives Client Agreement, OpenMarkets has various rights against a Client in the event the Client fails to perform any of its obligations. The Licensee agrees that OpenMarkets may exercise these rights in its absolute discretion without giving prior notice to the Licensee.

OpenMarkets Intermediary Services Agreement	37

The Licensee acknowledges that OpenMarkets may also take steps necessary to recover from the Client any amounts unpaid and to charge the Client the costs of doing so including reasonable legal fees.

16.3 OpenMarkets’ rights and obligations if trade not settled

The Licensee acknowledges that, where a Client (or, in the case of a Principal Transaction, the Licensee) has failed to settle a Transaction (other than an ASX Bookbuild Transaction or a Derivatives Transaction, but including the sale and purchase of Underlying Financial products following the exercise of a Derivatives Contract) by the Business Day nominated by the Relevant Exchange after the relevant Order was executed, OpenMarkets may (and may be obliged to):

(a)	in the case of a sale, buy-in (or cause to be bought-in) Traded Products under the ASX Settlement Rules to settle the sale or ensure that the sale is settled; or

(b)	in the case of a purchase, sell (or cause to be sold) the Traded Products purchased and/or refuse to register the Traded Products in the holding specified by the Client (or the Licensee, as the case may be), and that OpenMarkets may exercise its right to do so without prior notice to the Licensee or the relevant Client.

The Licensee also acknowledges that, where a Client (or, in the case of a Principal Transaction, the Licensee) has failed to settle an ASX Bookbuild Transaction by the settlement date applicable to that transaction, OpenMarkets may (and may be obliged to) sell (or cause to be sold) the Traded Products subscribed for or refuse to register the Traded Products in the holding specified by the Client (or the Licensee, as the case may be), and OpenMarkets may exercise its right to do so without prior notice to the Licensee or the relevant Client.

16.4 OpenMarkets’ intention

If a Client fails to comply with its Client Obligations in respect of any Transaction or part thereof, OpenMarkets may, at its discretion and without limitation to any other rights OpenMarkets may have under this agreement or the Exchange Rules, exercise any of the rights referred to in clause 16.2 or 16.3 and may do so without giving prior notice to the Licensee.

16.5 Assignment of Client Debt and interest charge

If a Client fails to perform any of its obligations by the due time for any reason (including without limitation because the Client has died or an Event of Insolvency has occurred in relation the Client), OpenMarkets may (whether or not OpenMarkets has exercised or attempted to exercise any of its rights against the Client in respect of that failure) by notice to the Licensee and the relevant Client assign to the Licensee the relevant Client Debt, in which event the Licensee immediately becomes liable to pay the full amount of the Client Debt to OpenMarkets.

16.6 No advice

The manner in which OpenMarkets may exercise or not exercise, or the timing of or any delay in any exercise by OpenMarkets of, any right of OpenMarkets is not to be taken to be financial product advice by OpenMarkets to the Licensee or to any Client, and the Licensee must not represent to any person that it is financial product advice by OpenMarkets.

17. SECURITIES LENDING

The Licensee acknowledges that OpenMarkets may, in its absolute discretion and without the consent of the Licensee or its Client, borrow Traded Products to satisfy its obligations under this agreement in respect of a particular Transaction including, where the relevant Client or the Licensee as principal has failed to provide the Traded Products in a timely manner to meet its obligations in respect of the Transaction (including in respect of the sale of Traded Products following the exercise of a Derivative Contract) and OpenMarkets may, in its absolute discretion, seek reimbursement from the Licensee or its Client of any fees or interest charged to or payable by OpenMarkets in relation to borrowing Traded Products for the Licensee or its Client (as the case may be) pursuant to this clause.

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18. PRINCIPAL TRANSACTIONS

The Licensee agrees that the provisions of this agreement and the Client Terms and Conditions apply in relation to a Principal Transaction as if:

(a)	OpenMarkets has entered an agreement with the Licensee on the same terms as are contained in the Client Terms and Conditions provided to Clients in accordance with the Market Integrity Rules and the OpenMarkets Derivatives Client Agreement in the form notified by OpenMarkets to the Licensee from time to time; and

(b)	a reference in this agreement, the Client Terms and Conditions and the OpenMarkets Derivatives Client Agreement to:

(i)	a Transaction were to the Principal Transaction; and

(ii)	a Client were to the Licensee.

19. CLIENT CORRESPONDENCE AND ADVERTISING

19.1 Stationery

Subject to clause 19.2, all Confirmations, Client statements issued by the Licensee or OpenMarkets, Client Terms and Conditions issued under clause 4.7, OpenMarkets Derivatives Client Agreement, and correspondence with a Client in relation to Client Obligations or failure to settle must be on stationery or in a form identifying the Licensee as “Licensee” and OpenMarkets as “Broker”. In OpenMarkets’ absolute discretion, the identification of OpenMarkets may be in smaller font than the identification of the Licensee. If requested by OpenMarkets, the Licensee must cease using any particular form which is unacceptable to OpenMarkets in its absolute discretion.

19.2 Removal of Licensee’s Name

The Licensee acknowledges that it may not always be practicable to include references to the Licensee on all correspondence between OpenMarkets and Clients and other than where required by the Exchange Rules, ASX Clear Rules, ASX Settlement Rules, the Market Integrity Rules, the Corporations Act or any other law, OpenMarkets may, where reasonably necessary, remove references to the Licensee from any Client correspondence including, without limitation, credit control letters and corporate action letters.

19.3 Advertising

A party must not place any advertisement in any media, or otherwise make public statements, which:

(a)	refer to the other party

(b)	in the case of the Licensee, the execution, clearing, settlement, nominee and custodial services provided by OpenMarkets (or OpenMarkets Nominees); or

(c)	use the other party’s name, logo and other proprietary identifying marks,

without the prior written approval of the other party.

All advertising and public statements made by the Licensee must not be inconsistent with the Client Terms and Conditions, Confirmation or this agreement.

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19.4 Use of name and logo

If either the Licensee or OpenMarkets (Consenting Party) gives consent to the other party (Using Party) to the use of its name and/or logo in connection with any document or communication (including any electronic document or website page) contemplated by this agreement, the Using Party must:

(a)	comply with the conditions (if any) of the consent of the Consenting Party in connection with the use of the Consenting Party’s name and/or logo;

(b)	not use the name and/or logo of the Consenting Party for any other purpose without the prior written consent of the Consenting Party; and

(c)	immediately cease to use the name and logo of the Consenting Party on termination of this agreement.

20. RECORDS, INFORMATION & DIRECTIONS

20.1 Records

OpenMarkets must, as the Licensee’s agent, maintain records of certain information which comes into OpenMarkets’ possession in carrying out its obligations under this agreement for a period of at least 7 years in electronic form.

20.2 Request for Information

Each party must provide relevant information to the other party which is requested by the other party from time to time in order that the other party may comply with any request for information, investigation or disciplinary proceeding by any Regulatory Agency or any other litigation or proceeding that directly or indirectly involves either party, or a request for information that relates to a beneficial interest information request.

Each party must, upon reasonable notice from the other party, supply such assistance, and such information, documents or records as are in its possession, and as are required from time to time by the other party.

Except as required by law, nothing in this clause 20 requires either party to disclose any information in respect of which that party owes a duty of confidentiality to any other person or which does not relate directly or indirectly to the fact that OpenMarkets acts as the Licensee’s broker.

20.3 Privacy Laws

Each of OpenMarkets and the Licensee must comply with the following (collectively the Privacy Laws) in doing any act or engaging in any practice pursuant to this Agreement:

(a)	the Australian Privacy Principles in the Privacy Act 1988 (Cth), as amended or replaced from time to time;

(b)	any applicable privacy code approved under the Privacy Act 1988 (Cth); and

(c)	any other Relevant Laws or codes governing Personal Information.

If OpenMarkets receives an instruction from a Client directing OpenMarkets in respect of the use, access to, alteration, correction, or deletion of information about the Client held or stored by OpenMarkets, OpenMarkets may comply with any such reasonable and lawful direction.

OpenMarkets Intermediary Services Agreement	40

21. BOND

If Item 3 in Schedule 3 provides that Bond provisions apply, the Licensee must provide to OpenMarkets a Bond and the provisions of Schedule 6 apply.

22. FEES AND CHARGES

22.1 Fees

The Licensee must pay OpenMarkets all of the fees and the charges set out in Schedule 1 (Fees).

22.2 Other Increases in Fees

Where the amount of a Fee is expressed to be calculated by reference to an amount to be paid by OpenMarkets to a necessary third party in connection with the provision of clearing services to the Licensee (including without limitation a Relevant Exchange, ASX Clear and CHESS fees) the amount of the Fee is to be immediately increased by the amount by which the corresponding amount payable by OpenMarkets to the third party increases from time to time.

23. INVOICING

OpenMarkets may issue the Licensee an invoice in respect of the Fees and other permissible charges on a monthly basis. The Licensee must pay the amount of the invoice within 7 days of the date of the invoice.

An invoice may include Fees and other permissible charges in respect of any Transaction executed by the Licensee, whether or not OpenMarkets has settled the particular Transaction.

24. COMMISSION

24.1 The Licensee (and not OpenMarkets) to charge Commission

The parties agree that it is the Licensee (and not OpenMarkets) that is to charge Clients fees or Commission in respect of Transactions executed by the Licensee as contemplated by this agreement.

The Licensee may determine in its discretion the rates at which it charges Clients Commission in respect of such Transactions.

24.2 Receipt of Commission by OpenMarkets

The parties acknowledge and agree that if OpenMarkets receives payment from Clients of Commission:

(a)	OpenMarkets receives such money as the agent of (and not as trustee for) the Licensee;

(b)	OpenMarkets is entitled to set-off any amount of Commission received by OpenMarkets against any amount payable by the Licensee to OpenMarkets (including any amount of any Bond payable by the Licensee under clause 21 and Schedule 6), whether or not that amount relates to the Transaction to which the Commission received by OpenMarkets relates; and

(c)	OpenMarkets is not required to pay any amount of Commission to the Licensee until cleared funds have been received by OpenMarkets from the Client.

24.3 Payment of Commission by OpenMarkets

Subject to clause 24.1 and any other arrangements that OpenMarkets and the Licensee may agree, OpenMarkets must within 7 days after the date of its invoice under clause 23 in respect of a calendar month pay to the Licensee the amount of any Commission received by OpenMarkets for that calendar month.

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If OpenMarkets has exercised its right of set-off in respect of any Commission received by OpenMarkets, it must provide details to the Licensee of the relevant set-off within 7 days of the issue of the invoice under clause 23.

24.4 Restrictions under FOFA in relation to Commission

The Licensee acknowledges and agrees that it must not charge Commission to a Client (or arrange for any Commission to be paid, or received or held by OpenMarkets as agent for the Licensee) if the acceptance of the Commission (or any part of it) by the Licensee would contravene any provision of Part 7.7A of the Corporations Act.

25. GST

25.1 Rules for interpreting this document

(a)	Words defined in the GST Law have the same meaning in this clause, unless the context makes it clear that a different meaning is intended.

(b)	All monetary amounts stated in this agreement, including the Schedules, are exclusive of GST (unless otherwise stated).

25.2 Liability for GST

In addition to paying the Fees or any other consideration or amount (original amount, which is exclusive of GST) payable by the Licensee to OpenMarkets for any supply made by OpenMarkets under this agreement, the Licensee must:

(a)	pay to OpenMarkets an amount calculated by multiplying the original amount by the Prevailing GST Rate (rate specified in the GST Law) in respect of any supply by OpenMarkets under or in connection with this agreement, without deduction or set-off of any other amount; and

(b)	make that payment as and when the Fees or other consideration or amount, or part of it, must be paid or provided, or otherwise on demand.

25.3 Tax invoice

OpenMarkets must issue a tax invoice or an adjustment note to the Licensee for any supply or adjustment event for which OpenMarkets may recover an amount for GST from the Licensee under this agreement, and must include in the tax invoice or adjustment note the particulars required by the GST Law for the Licensee to obtain an input tax credit for that GST.

25.4 Adjustment events

The Licensee shall pay OpenMarkets an amount equal to any GST payable as a result of any adjustment event. OpenMarkets must refund to the Licensee any overpayment by the Licensee for GST, but OpenMarkets need not refund to the Licensee any amount for GST paid to the Commissioner of Taxation unless OpenMarkets has received a refund or credit of that amount.

25.6 GST on claims

(a)	If a payment to satisfy a claim or a right to claim under or in connection with this agreement (including any payments made under paragraphs (b) and (c) below) gives rise to a liability to pay GST, the payer must pay, and indemnify the payee against, the amount of that GST.

OpenMarkets Intermediary Services Agreement	42

(b)	If a party has a claim under or in connection with this agreement for a cost on which that party must bear GST, the claim is for the cost plus any GST for which that party is not entitled to an input tax credit.

(c)	If a party has a claim under or in connection with this agreement whose amount depends on actual or estimated revenue or which is for a loss of revenue, revenue must be calculated without including any amount received or receivable as reimbursement for GST (whether that amount is separate or included as part of a larger amount).

26. INTERNAL AUDIT

Each party must on the giving of reasonable notice by the other party give persons nominated by the other party access during usual business hours to the first party’s premises, books and records to enable those persons to conduct an audit concerning the first party’s compliance with its obligations under this agreement (including without limitation its obligations under clauses 4 and 5 ).

Each party is to bear its own costs of any such audit.

However this clause does not require either party to disclose any information which would infringe its obligations to individuals under the national privacy principles of the Privacy Act 1988 (Cth).

27. OBLIGATIONS AND WARRANTIES

27.1 Obligations of the Licensee

The Licensee must, during the term of this agreement and in addition to its other obligations and responsibilities under this agreement:

(a)	comply with all regulatory obligations of the holder of an AFSL;

(b)	comply with all Relevant Laws;

(c)	subject to the express terms of this agreement, prepare and lodge any documents required of it by Regulatory Agencies;

(d)	promptly pay or reimburse OpenMarkets in respect of any penalties imposed by ASIC or any other Regulatory Agency as a result of the Licensee’s act, neglect or default; and

(e)	diligently perform such duties, exercise such powers and promptly comply with the terms and conditions under this agreement.

27.2 Warranties by the Licensee

The Licensee represents and warrants to OpenMarkets that the Licensee is and will remain for the term of this agreement:

(a)	duly incorporated and validly existing under the law of the jurisdiction of its incorporation, and that:

(i)	the execution, delivery and performance of this agreement by the Licensee has been duly and validly authorised by all necessary corporate action on its part; and

(ii)	this agreement is a valid and binding agreement of the Licensee enforceable in accordance with its terms;

(b)	the holder of an AFSL, the conditions of which permit the Licensee to carry on business as a Licensee as contemplated by this agreement; and

(c)	a member of an external complaints resolution scheme approved by ASIC.

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The Licensee also represents and warrants to OpenMarkets that all information provided by the Licensee to OpenMarkets before this agreement was executed is true and correct in all material respect and there are no material omissions from that information.

27.3 Obligations of OpenMarkets

OpenMarkets must, during the term of this agreement and in addition to its other obligations and responsibilities under this agreement:

(a)	comply with all regulatory obligations as the holder of an AFSL;

(b)	comply with all regulatory obligations of a Trading Participant of one or more Relevant Exchanges and a General Participant of ASX Clear;

(c)	comply with all Relevant Laws;

(d)	subject to the express terms of this agreement, prepare and lodge any documents required of it by Regulatory Agencies;

(e)	promptly pay or reimburse the Licensee in respect of any penalties imposed by a Relevant Exchange, ASIC, ASX Clear, ASX Settlement or any Regulatory Agencies as a result of OpenMarkets’ act, neglect or default; and

(f)	diligently perform such duties, exercise such powers and promptly comply with the terms and conditions under this agreement.

27.4 Warranties by OpenMarkets

OpenMarkets represents and warrants to the Licensee that OpenMarkets is and will remain for the term of this agreement:

(a)	duly incorporated and validly existing under the Corporations Act, and that:

(i)	the execution, delivery and performance of this agreement by OpenMarkets has been duly and validly authorised by all necessary corporate action on its part; and

(ii)	this agreement is a valid and binding agreement of OpenMarkets enforceable in accordance with its terms;

(b)	accredited by one or more Relevant Exchanges as a Trading Participant of that Relevant Exchange and by ASX Clear as a General Participant of ASX Clear; and

(c)	the holder of an AFSL, the conditions of which permit OpenMarkets to carry on business as a Trading Participant and Clearing Participant as contemplated by this agreement.

28. LIMITATION OF LIABILITY AND INDEMNITY

28.1 Limitation of liability

OpenMarkets is not liable to the Licensee or a Client for loss caused by or arising from, whether directly or indirectly:

(a)	in addition to any other limitations the parties might have in their Client Agreements, any delay, fault, failure in or loss of access to the Service in respect of any Computer Failure or any suspension of the Service pursuant to clause 29.1;

(b)	any failure, malfunction or defect of OpenMarkets’ or the Licensee’s software, electronic or mechanical equipment, or telecommunication channels or connections;

(c)	any delay or failure by OpenMarkets in acting on an order or instruction from the Licensee in accordance with this agreement;

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(d)	any misinterpretation of instructions from the Licensee which are unclear, ambiguous, incomplete or not specific;

(e)	the transmission, receipt or relay of any information or instructions by the Licensee;

(f)	the accuracy of any information (including the record of a Client’s holdings of securities), in the absence of any fraud, negligence or breach of this agreement on the part of OpenMarkets;

(g)	provision, storage or use of any information, in the absence of any fraud, negligence or breach of this agreement on the part of OpenMarkets;

(h)	loss of business revenue, loss of profits, failure to realise expected profits or savings; or

(i)	any information provided or representation made by OpenMarkets in the provision of technical or other support provided or representation made in the provision of the API Service, in the absence of any fraud, negligence or breach of this agreement on the part of OpenMarkets.

28.2 Licensee Indemnity

The Licensee must, to the maximum extent permitted by law, in addition to its other obligations and responsibilities under this agreement, at all times and from time to time indemnify and keep OpenMarkets and its related bodies corporate and their respective directors, officers, contractors, agents and employees (each an Indemnified Person) harmless from and against all liabilities, losses, damages, costs or expenses (but excluding any loss of business revenue, loss of profits, failure to realise expected profits or savings) directly or indirectly incurred or suffered by the Indemnified Person, and from and against all actions, proceedings, claims or demands made against the Indemnified Person (each a Loss) as a result of:

(a)	any Loss resulting from a Transaction executed or arranged by the Licensee, or arising from the submission by or allocation to OpenMarkets of an Exercise Notice;

(b)	OpenMarkets acting on any instruction provided by the Licensee on behalf of a Client;

(c)	any breach by the Licensee of the Corporations Act or any other Relevant Law;

(d)	the Licensee failing to perform or observe any of its obligations under this agreement;

(e)	any representation or warranty made or given or deemed to have been made or given by the Licensee under this agreement proving to be untrue or incorrect;

(f)	any breach by a Client of the Licensee of its Client Obligations to OpenMarkets, obligations under the Client Terms and Conditions, relevant OpenMarkets Derivatives Client Agreement, Confirmations or other agreement, the Corporations Act, the Market Integrity Rules, the Exchange Rules, ASX Clear Rules, ASX Settlement Rules or any other Relevant Law;

(g)	any error, omission, fraud, malfeasance, negligence, or misappropriation by any, employee, agent, consultant or servant of the Licensee;

(h)	the cancellation by OpenMarkets of any Transaction at the request of the Licensee;

(i)	any failure of any of the Licensee’s computer or electronic systems or networks to perform, be available or successfully transmit data to OpenMarkets, or any error or inadequacy in the data or information input into such systems or networks by the Licensee or its Clients;

(j)	the provision of any Non-Clearing Services by OpenMarkets or any matter relating to such services;

(k)	the settlement or proposed settlement by OpenMarkets of any Primary Market Transaction or other Non-Cleared Transaction or any matter relating to any such Transaction; or

(l)	any breach by the Licensee, a Client or Counterparty of any obligations owed to OpenMarkets in respect of a Primary Market Transaction or other Non-Cleared Transaction or under any Relevant Law.

other than to the extent that the Loss resulted from OpenMarkets’ negligence, fraud or breach of this agreement.

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28.3 OpenMarkets Indemnity

Subject to clause 28.1, OpenMarkets must, to the maximum extent permitted by law, in addition to its other obligations and responsibilities under this agreement, at all times and from time to time indemnify and keep the Licensee and its related bodies corporate and their respective directors, officers, contractors, agents and employees (each an Indemnified Person) harmless from and against all liabilities, losses, damages, costs or expenses (but excluding any loss of business revenue, loss of profits, failure to realise expected profits or savings) directly or indirectly incurred or suffered by the Indemnified Person, and from and against all actions, proceedings, claims or demands made against the Indemnified Person (each a Loss) as a result of:

(a)	any breach by OpenMarkets of the Corporations Act or any other Relevant Law;

(b)	OpenMarkets failing to perform or observe any of its obligations under this agreement;

(c)	any representation or warranty made or given or deemed to have been made or given by the OpenMarkets under this agreement proving to be untrue or incorrect; or

(d)	any error, omission, fraud, malfeasance, negligence, or misappropriation by any, employee, agent, consultant or servant of OpenMarkets,

other than to the extent that the Loss resulted from the Licensee’s negligence, fraud or breach of this agreement.

29. COMPUTER FAILURE

29.1 Suspension of Obligations

The obligations under this agreement of OpenMarkets are suspended, except for OpenMarkets’ Clearing Obligations in respect of the Transactions that have already been executed by the Licensee at the time the Licensee is advised of the Computer Failure, to the extent they are affected by the Computer Failure, from the time of the Computer Failure until as soon as practicable after the cessation of the Computer Failure.

29.2 Suspension of trading

If directed by OpenMarkets the Licensee will:

(a)	not accept, communicate to OpenMarkets or execute Orders (except instructions to effect the exercise of a Derivatives Contract or instructions to Close Out a Derivatives Contract) once it becomes aware of, or is notified by OpenMarkets, of a Computer Failure; and

(b)	advise its Clients that Orders received and not executed by the Licensee will not be executed by the Licensee before the relevant Computer Failure has been remedied.

29.3 Remedial Action

OpenMarkets must use its reasonable endeavours to remedy a Computer Failure affecting performance of this agreement.

29.4 Alternative Arrangements

During the period of suspension of any obligation of OpenMarkets under clause 29.2 the Licensee and OpenMarkets must co-operate to make any reasonable alternative arrangements for the performance, whether by another person or otherwise, of any obligations so suspended.

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30. FORCE MAJEURE EVENTS

30.1 Suspension of Obligations

The obligations of the party the performance of whose obligations are affected by the Force Majeure Event (Affected Party) are suspended (except for OpenMarkets’ Clearing Obligations in respect of the Transactions that the Licensee has already executed to the extent that they are affected by the Force Majeure Event) from the date of the commencement of the Force Majeure Event until after a reasonable time has elapsed after the cessation of the Force Majeure Event, except for any payment obligation of a party as provided in this agreement.

30.2 Suspension of Trading

If directed by OpenMarkets the Licensee will:

(a)	not accept, communicate to OpenMarkets or execute Orders (except instructions to effect the exercise of a Derivatives Contract and instructions to Close Out a Derivatives Contract) once it becomes aware of, or is notified by OpenMarkets, of a Force Majeure Event affecting OpenMarkets’ ability to perform its obligations under this agreement; and

(b)	advise its Clients that Orders received and not executed by the Licensee will not be executed by the Licensee before the relevant Force Majeure Event has been remedied.

30.3 Disclaimer

Neither party, nor its directors, officers, employees, servants, agents and contractors are responsible for any liability (including liability for negligence) arising out of or in relation to liabilities, losses (including loss of profits), damages, costs or expenses directly or indirectly incurred or suffered by the other party as a result of or in connection with a Force Majeure Event.

30.4 Remedial Action

The Affected Party must use its reasonable endeavours to remove the effect of each Force Majeure Event affecting its performance of this agreement.

30.5 Alternative Arrangements

During the period of suspension of any obligation of OpenMarkets under clause 30.2, the Licensee and OpenMarkets must co-operate to, if feasible, make alternative arrangements for the performance, whether by another person or otherwise, of any obligations so suspended. The costs of any such alternative arrangements are to be at the Licensee’s cost.

31. AMENDMENT

31.1 Requirements for Amendment

Except as otherwise provided in this agreement, this agreement may only be amended, varied or supplemented in writing, signed by the parties.

31.2 Excepted Amendments

OpenMarkets may amend, vary or supplement this agreement:

(a)	with the Licensee’s consent, which shall not be unreasonably withheld, to enable or permit OpenMarkets to exercise or continue to exercise its rights or perform or continue to perform its obligations under this agreement; or

(b)	to accommodate requirements of a Relevant Exchange, ASX Clear, the Exchange Rules, ASX Clear Rules, ASX Settlement Rules or the Corporations Act from time to time affecting OpenMarkets’ status as a Trading Participant or as a General Participant of ASX Clear or as a participant of ASX Settlement, the provision of execution, Clearing or settlement services or any of the provisions, or the form, of this agreement.

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32. TERMINATION

32.1 Term

(a)	This agreement commences on the Commencement Date and may not be terminated by either party:

(i)	within 3 years of the Commencement Date (Minimum Term); or

(ii)	if the Licensee has exercised an Option, before the end of the Option Period,

except as contemplated in this clause 32.

(b)	The Licensee may, on 6 months written notice to OpenMarkets, exercise an Option.

32.2 Termination by mutual agreement

This agreement may be terminated at any time by mutual agreement in writing between OpenMarkets and the Licensee.

32.3 Termination on 6 months Notice

Subject to clause 32.1 this agreement may be terminated by either OpenMarkets or the Licensee giving 6 months written notice of termination to the other :

(a)	not earlier than 6 months prior to the end of Minimum Term; or

(b)	if the Licensee exercises an Option, not earlier than 6 months prior to the end of that Option period.

32.4 Immediate Termination

Either OpenMarkets or the Licensee may, by written notice to the other (other party), terminate this agreement immediately if at any time:

(a)	there is an Event of Insolvency with respect to the other party;

(b)	the other party ceases to hold an AFSL; or

(c)	OpenMarkets ceases to be a Trading Participant or a General Participant of ASX Clear.

Either party may, by written notice to the other party, terminate this agreement insofar as it relates to transactions on a Relevant Exchange if OpenMarkets ceases to be a Trading Participant of that exchange.

32.5 OpenMarkets’ right to terminate

Despite any other provision of this agreement, OpenMarkets may, by written notice to the Licensee, terminate this agreement immediately at any time if:

(a)	there is a Material Adverse Effect in respect of the Licensee;

(b)	the Licensee breaches clause 4.2, 6, 10, 16.1 or 30.2;

(c)	the Licensee breaches a material term of this Agreement and fails to rectify that breach after having been given not less than one month’s notice of the breach and requiring it to be rectified within one month after the giving of the notice;

OpenMarkets Intermediary Services Agreement	48

(d)	material judgment is signed or entered against the Licensee and remains unappealed or unsatisfied for thirty (30) days;

(e)	any representation or warranty given in this agreement by the Licensee is or becomes materially incorrect;

(f)	concerns raised by an audit performed under this agreement are not addressed by the Licensee to the reasonable satisfaction of OpenMarkets within 30 days after the Licensee receives notice of such concerns; or

(g)	the Licensee fails to provide any amount of the Bond when required to do so under clause 21 and Schedule 6.

32.6 Licensee right to terminate

Despite any other provision of this agreement, the Licensee may, by written notice to OpenMarkets, terminate this agreement immediately at any time if:

(a)	OpenMarkets breaches a material term of this Agreement and fails to rectify that breach after having been given not less than one month’s notice of the breach and requiring it to be rectified within one month after the giving of the notice;

(b)	there is a Material Adverse Effect in respect of OpenMarkets;

(c)	OpenMarkets breaches a material term of this Agreement and fails to rectify that breach after having been given not less than one month’s notice of the breach and requiring it to be rectified within one month after the giving of the notice;

(d)	material judgment is signed or entered against OpenMarkets and remains unappealed or unsatisfied for thirty (30) days;

(e)	concerns raised by an audit performed under this agreement are not addressed by OpenMarkets to the reasonable satisfaction of the Licensee within 30 days after OpenMarkets receives notice of such concerns; or

(f)	any representation or warranty given in this agreement by OpenMarkets is or becomes materially incorrect.

32.7 Notification of termination to a Relevant Exchange or ASX Clear

If the Exchange Rules or the ASX Clear Rules require either OpenMarkets or the Licensee to notify a Relevant Exchange or ASX Clear of the termination or proposed termination of this agreement, the relevant party must do so.

32.8 Consequences of termination generally

Subject to clause 32.8, upon termination of this agreement:

(a)	all moneys owing by one party to any other party become immediately due and payable;

(b)	the Licensee must immediately return to OpenMarkets any computer records, confidential documentation and computer instruction manuals supplied to the Licensee by OpenMarkets and any copies of them;

(c)	OpenMarkets must, on the request of the Licensee make available copies of all documents and information in the possession or control of OpenMarkets relating to Clients of the Licensee;

(d)	OpenMarkets must provide the Licensee with all documents and information requested by the Licensee relating to its Clients or retained for the purposes of complying with section 988A of the Corporations Act and destroy any copies of such documents or information still remaining in its possession, power or control (and any costs incurred by OpenMarkets in complying with this clause (d) will be paid by the Licensee); and/or

(e)	OpenMarkets must immediately return the Licensee’s Data to the Licensee in a computer useable form.

OpenMarkets Intermediary Services Agreement	49

32.9 Accrued Rights

The termination of this agreement does not affect any rights or obligations of the parties which may have accrued prior to the termination of this agreement. The parties agree that OpenMarkets’ rights under clauses 16, 29 and 31 survive termination of this agreement.

33. CONFIDENTIALITY

33.1 Confidentiality of Licensee's Transactions

Except as required by law or the Exchange Rules, Market Integrity Rules, ASX Clear Rules or ASX Settlement Rules or with the consent of the other party, OpenMarkets and the Licensee must maintain the confidentiality of information relating to the Licensee’s Transactions and information provided to OpenMarkets or the Licensee under this agreement, where that information is not in the public domain.

33.2 Agreement Confidential

The parties must maintain absolute confidentiality concerning the terms of this agreement, and no public announcement or communication relating to the negotiations of the parties or the terms of this agreement may be made or authorised by:

(a)	OpenMarkets without the prior written approval of the Licensee; or

(b)	the Licensee without the prior written approval of OpenMarkets,

except that a party may make a disclosure in relation to this agreement:

(c)	to its professional advisers, bankers, financial advisers and financiers upon those persons undertaking to keep confidential any information so disclosed; or

(d)	to comply with any Relevant Law or requirement of any regulatory body, Regulatory Agency or stock exchange, subject to the relevant party giving the other party sufficient notice of any proposed disclosure to enable that party to seek a protective order or other remedy to prevent such disclosure.

34. DISPUTE RESOLUTION

If any party disputes any matter which is relevant to the subject matter of this agreement, that party (Disputing Party) must before commencing proceedings in respect of that dispute:

(a)	notify the CEO of the other party (Notified Party’s Representative) of details of that dispute; and

(b)	allow for the opportunity for the dispute to be resolved in accordance with this clause.

On receipt of such notification, the Notified Party’s Representative must contact the representative of the Disputing Party (Disputing Party’s Representative) to discuss the dispute.

The Disputing Party’s Representative and the Notified Party’s Representative must use their respective best endeavours to resolve the dispute within 30 days from the date of such notification.

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35. NOTICES

35.1 Method of giving notices

Subject to clause 7.16, a notice, consent, approval or other communication (each a Notice) under this agreement must be signed by or on behalf of the person giving it, addressed to the person to whom it is to be given and:

(a)	delivered to that person’s address;

(b)	sent by pre-paid mail to that person’s address; or

(c)	transmitted by electronic mail to that person’s address.

35.2 Time of Receipt

A Notice given to a person in accordance with this clause is treated as having been given and received:

(a)	if delivered to a person’s address, on the day of delivery if a Business Day, otherwise on the next Business Day;

(b)	if it is sent by pre-paid mail on the third Business Day after posting; and

(c)	if transmitted by electronic mail to a person’s e-mail address and a correct and complete transmission report is received, on the day of transmission if a Business Day, otherwise on the next Business Day.

35.3 Addresses for notices

For the purpose of this clause the address of a person is the address set out in item 4 of Schedule 3 or another address of which that person may from time to time give Notice to each other person.

36. PPS Act

36.1 Application of the PPS Act

This agreement may give rise to a Security Interest in OpenMarkets’ favour under the PPS Act. The following clauses are intended to protect any Security Interest OpenMarkets has in the Licensee’s Property that arises under this agreement.

36.2 Perfection of Security Interest

To the extent that OpenMarkets has a Security Interest in any of the Licensee’s Property, the Licensee must do anything that OpenMarkets (or any person who has agreed to act on the instructions of OpenMarkets) may require to enable OpenMarkets to perfect its Security Interest in whatever way OpenMarkets requires.

36.3 Security Interest in Licensee’s Property

For the purposes of section 20(2)(b)(i) of the PPS Act, the Security Interest which may arise in favour of OpenMarkets under this agreement is in respect of:

(a)	the Licensee’s Property; and

(b)	in any proceeds to which the Licensee is entitled to under, in connection with or otherwise arising or derived from, this agreement.

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36.4 OpenMarkets may register Security Interests

The Licensee acknowledges that OpenMarkets may, at the Licensee’s cost, register one or more financing statements or financing change statements in relation to OpenMarkets Security Interests. To the extent permissible, the Licensee waives its right under section 157 of the PPS Act to receive notice of any verification statement relating to the registration of any such financing statement or any related financing change statement.

36.5 Licensee to provide information required for registration

The Licensee must provide OpenMarkets with all information that OpenMarkets (or any person who has agreed to act on the instructions of OpenMarkets) requires to ensure that any registration of OpenMarkets’ Security Interest on the PPS register is, and remains, fully effective or perfected (or both), and that the Security Interest has the priority required by OpenMarkets.

36.6 Security Interests over intermediated securities

Without limiting clause 36.5, to the extent that any Security Interest OpenMarkets has is in any collateral that is an “intermediated security” for the purposes of the PPS Act and that is not otherwise perfected by control, the Licensee agrees that the intermediary (as defined in the PPS Act) that maintains the securities account in relation to that intermediated security:

(a)	must not comply with instructions given by the Licensee in relation to the intermediated security without seeking OpenMarkets’ consent (or the consent of a person who has agreed to act on OpenMarkets’ instructions); or

(b)	must comply with instructions (including instructions to debit the securities account) given by OpenMarkets (or any person who has agreed to act on the instructions of OpenMarkets) in relation to the intermediated security without seeking the Licensee’s consent (or the consent of any person who has agreed to act on the Licensee’s instructions).

OpenMarkets (or any person who has agreed to act on the instructions of OpenMarkets) may notify any intermediary in relation to any intermediated security of the provisions of this clause 36.6. If required by OpenMarkets, the Licensee must notify the intermediary of the provisions of this clause 36.6.

36.7 Security Interests over investment instruments

Without limiting clause 36.5, to the extent that any Security Interest OpenMarkets has is in collateral that is an “investment instrument” for the purposes of the PPS Act that is not evidenced by a certificate as contemplated in the PPS Act, the Licensee agrees that OpenMarkets (or someone who has agreed to act on its instructions) may:

(a)	initiate or control sending instructions by which the investment instrument could be transferred or otherwise dealt with; and

(b)	initiate or control the sending of some or all electronic messages or other electronic communications by which the investment instrument could be transferred or otherwise dealt with.

Without limiting clause 36.5, to the extent that any Security Interest OpenMarkets has is in collateral that is an investment instrument for the purposes of the PPS Act that is evidenced by a certificate, the Licensee must deliver to OpenMarkets the instrument and the Licensee agrees that OpenMarkets (or any person who has agreed to act on the instructions of OpenMarkets) has the right and power to deal with the instrument (including, to transfer the instrument to itself or a third party).

36.8 Other Security Interests

If OpenMarkets has a Security Interest in any collateral of a type referred to in section 340(5) of the PPS Act, the Licensee must do anything that OpenMarkets (or any person who has agreed to act on the instructions of OpenMarkets) may require to enable OpenMarkets to control that collateral for the purpose of section 340(2)(b) of the PPS Act. If the Licensee has to do anything under this clause 36.11 OpenMarkets will tell the Licensee what it is before the Licensee must do it.

OpenMarkets Intermediary Services Agreement	52

36.9 Enforcement provisions of PPS Act

To the extent the PPS Act allows them to be excluded, the enforcement provisions in Chapter 4 of the PPS Act do not apply to this agreement.

36.10 PPS Act confidentiality

Without limiting clause 33, the Licensee and OpenMarkets agree not to disclose to any person the following information at any time:

(a)	a copy of this agreement;

(b)	the Licensee’s obligations to OpenMarkets under this agreement; or

(c)	details of the Property in which the Licensee may grant OpenMarkets a Security Interest under this agreement;

except as required by law or any Exchange Rules, the ASX Clear Rules or the ASX Settlement Rules, unless the Licensee is in default under this agreement or the information is requested by the Licensee’s auditor.

36.11 Disclosure with OpenMarkets’ prior written consent

The Licensee may:

(a)	authorise the disclosure of the information described in clause 36.10; or

(b)	request that OpenMarkets provide the information described in clause 36.10,

but only with OpenMarkets’ prior written consent which must not be unreasonably withheld.

37. GENERAL

37.1 Governing law

This agreement is governed and must be construed in accordance with the laws of New South Wales and the parties submit to the exclusive jurisdiction of the courts or tribunals of New South Wales.

37.2 Other assignment

No party may assign or purport to assign its rights or obligations under this agreement, without the prior written consent of the other parties.

37.3 Further Assurance

Each party must sign, execute and do all deeds, acts, documents and things as may be reasonably required by the other party to carry out and give effect to the terms and conditions of this agreement.

37.4 Further Assurance by Licensee

Without limiting the generality of clause 37.4, the Licensee must upon the request of OpenMarkets execute and do all deeds, acts, documents and things (including, without limitation, provide OpenMarkets with any information or obtain from any Client any authorisation specified by OpenMarkets) which may be necessary or may be deemed necessary by OpenMarkets to enable or permit OpenMarkets to lawfully perform its obligations or exercise its rights under this agreement.

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37.5 Stamp duty

The Licensee must bear and is responsible for all stamp duty (including, without limitation, any fine or penalty) chargeable or charged on or in respect of:

(a)	this agreement; and

(b)	any instrument or transaction contemplated by or connected with this agreement.

37.6 Remedies

All remedies, rights, undertakings, obligations or agreements of the parties arising by law, this agreement or otherwise are cumulative and none is in limitation of any other right, remedy, undertaking, obligation or agreement of such parties. Each party may pursue any remedy to which such party is entitled by law, this agreement or otherwise concurrently or successively at that party’s option.

37.7 Waiver

No variation, modification or waiver of any provision of this agreement nor consent to any departure by any party from it is in any event of any force or effect unless it is confirmed in writing, signed by the parties and such a variation, modification, waiver or consent is effective only to the extent to which it may be made or given.

37.8 OpenMarkets not liable for failure to exercise its rights against a Client

OpenMarkets will not be liable to the Licensee for any failure by OpenMarkets to exercise (or any delay in the exercise by OpenMarkets of) any right OpenMarkets may have against a Client, or any loss incurred by the Licensee as a result of OpenMarkets not exercising any of its rights against a Client immediately, or at all, following any failure by the Client to comply with its obligations.

37.9 Delay

No failure, delay or indulgence on the part of any party in exercising any right or power conferred upon such party in terms of this agreement operates as a waiver of such power or right, nor does any single exercise of any such power or right preclude any other or future exercise of it, or the exercise of any other power or right under this agreement.

37.10 Severance

If any provision of this agreement or part of it is invalid and not enforceable in accordance with its terms, all other provisions or part of it which are self-sustaining and capable of separate enforcement without regard to the invalid provisions are and continue to be valid and enforceable in accordance with their terms.

37.11 Time of Essence

Time is the essence of this agreement, unless the parties agree in writing to any time required being extended, but in such event time will again be of the essence of this agreement in relation to such time requirement as so extended.

37.12 Exclusion of Agency, Partnership, Joint Venture and Trust

Except as expressly provided in this agreement, the Exchange Rules or ASX Clear Rules, nothing in this agreement is to be treated as creating a partnership, joint venture or trust relationship between the parties under the laws of any applicable jurisdiction and the Licensee must not act, nor has any authority to act, as the agent of or in any way bind or commit OpenMarkets to any obligation.

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37.13 Clauses Benefiting Third Parties

If a provision of this agreement (including clause 28) is expressed to be for the benefit of (for example, by conferring an indemnity or an exclusion of liability upon) a person such as a related body corporate of a party, or a director, officer, employee, agent or adviser of a party, that is not a party to this document (third party), the party to this agreement that receives that promise and any assignee of that party (promisee):

(a)	does so not only in its own capacity but also as trustee for the third party;

(b)	must permit the third party to enforce the provision in the promisee’s name on giving full indemnity and any reasonable security the promisee requires;

(c)	assumes no other duty or liability whatever to the third party such as to inform the third party of anything, to supervise, to monitor or to claim anything; and

(d)	may revoke the trust or vary or cancel the provision as it sees fit without the consent of and without having regard to the interests of or being responsible for any detriment to any third party.

37.14 Supervening legislation

Any present or future legislation which operates to vary the obligations of a party in connection with this agreement with the result that the other party’s rights, powers or remedies are adversely affected (including, without limitation, by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

37.15 No withholding

All payments to be made to OpenMarkets must be made without deduction or withholding. If the Licensee is obliged by law to deduct or withhold any amount from any payment to be made under this agreement, the Licensee will concurrently pay to OpenMarkets (as the case may be) such additional amount as will result in OpenMarkets (as the case may be) receiving the full amount which would have been received if the deduction or withholding had not been made.

37.16 Currency

All payments under this agreement are to be made in Australian dollars. If for any reason (including without limitation any judgement or order) any amount payable by a party under this agreement is received or recovered by the other party in another currency which, upon conversion of the other currency into Australian dollars, is less than the amount which would have been received by the other party (as the case may be) if paid in Australian dollars, then the party must as an independent obligation indemnify the other party (as the case may be) on demand against the deficiency.

37.17 Entire agreement

This agreement constitutes the entire agreement, whether oral or written, relating to the subject matter of it and supersedes all prior agreements and undertakings, whether oral or written, relating to it.

37.18 Execution in counterparts

This agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument and either of the parties may execute this agreement by signing any such counterpart.

OpenMarkets Intermediary Services Agreement	55

EXECUTED as an agreement.

EXECUTED by OPENMARKETS AUSTRALIA LTD

/s/ Ivan Tchourilov	/s/ Deane Sweeney
Signature of director	Signature of director/secretary

Ivan Tchourilov	Deane Sweeney
Name	Name

15 December 2020	15 December 2020
Date	Date

EXECUTED by SELFWEALTH LTD

/s/ Robert Edgley	/s/ Tam Vu
Signature of director	Signature of director/secretary

Robert Edgley	Tam Vu
Name	Name

17 December 2020	18th December 2020
Date	Date

OpenMarkets Intermediary Services Agreement	56

SCHEDULE 1 - FEES (CLAUSES 22, 11.4, 12.1 AND 13.3)

1. Broking Fees & Charges

BROKERAGE ON AUSTRALIAN LISTED SECURITIES (EQUITIES, ETFs, WARRANTS AND OPTIONS)
Transactional Services	Fee (Incl. GST)	Fee (Excl GST)
Volume-based– Equities, ETFs, and Warrants
Tier 1: < 100,000 transactions/month	$4.40	$4.00
Tier 2: 100,001 – 150,000 transactions/month	$4.20	$3.82
Tier 3: 150,001 – 200,000 transactions/month	$4.10	$3.73
Tier 4: 200,001 – 250,000 transactions/month	$4.00	$3.64
Tier 5: 250,001 – 300,000 transactions/month	$3.50	$3.18
Tier 6: > 300,000 transactions/month	$2.74	$2.49
Issuer sales – non-sponsored one-off transactions	$110 or 1.1% (above $10,000) per trade	$100 or 1% (above $10,000) per trade

The Fee rate for a tier is applicable only to transactions in that tier and does not operate to reprice all transactions below that tier when the tier is reached. For example, if in a month there are 110,000 transactions, the Fee for the first 100,000 will be Tier 1 and for 10,000 will be Tier 2.

2. Operating Costs

Fee Type	Charge (Incl. GST)	When is it payable?
ASX account administration costs	$5,000 per each 5000 accounts (or part thereof)	Monthly.
For reference only - ASX fees
CHESS & Sub-register Transfer & Conversion	$0.99	Included in $1 account fee above.
Change of Controlling Participant	$1.38
Holder Maintenance	$1.38
Notification of Tax File Number	$0.38

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3. Other Fees & Charges

Fee Type	Charge (excluding GST)	When is it payable?
Account opening for foreign residents	$200 per account	Fee charged to open an account for foreign residents.
ETC & OMEGO bookings	$1.00 per booking	Specialised post-trade services pertaining to settlement to a custodian, where the custodian requires trade information via an ETC or Omgeo booking.
International telegraphic transfer	$100 per transaction	When you request that OpenMarkets pays funds into an international bank account in your name
IPO settlement handling fee	$30 per transaction	Fee charged for each settlement of an IPO transaction.
Off-market transfer	$25.00 per transfer	If you wish to transfer securities between other entities and your OpenMarkets CHESS account. These fees will not apply to security transfers when establishing your trading account
Settlement Fail	$100 per day or 0.1% (whichever is greater)	If you do not settle a trade or supply holder information by the required time, fail fees will be charged to your account.
Stock loan fee	$225 per stock	For settlement purposes where you do not hold the stock to facilitate settlement.
SRN or HIN Query	$25.00 per search	Upon request to look up the details of a sponsoring broker of a HIN or look up a Securities Reference Number.
Trade rebooking	$12.50 per transaction	When a trade needs to be re-booked to a different account.

1.	A monthly minimum fee of $220,000.00 (including GST) will be payable from the Commencement Date. This minimum fee will cease to apply if OpenMarkets terminates the Licensee’s participation in the DMA Service under item 9 of Schedule 5.

2.	All fees and charges are exclusive of GST unless otherwise stated.

3.	A Fee is subject to change if the relevant service is supported by a third-party provider which increases its fees – refer clause 22.

4.	The Client acknowledges and agrees that the API Market Data (redistribution of data) fee will be payable to OpenMarkets from the time the Client Redistributes any API Market Data whether or not OpenMarkets has provided its consent to such Redistribution pursuant to clause 8 of Schedule 8 and if at any time such fees are unpaid and not subject of an invoice delivered to the Client by OpenMarkets, they shall be payable immediately on demand by OpenMarkets.

OpenMarkets Intermediary Services Agreement	58

SCHEDULE 2 – REPORTING SERVICES

Report Name	Description
Equity & ETO Daybook	Daily report of all trades that have been executed for the day
Open Orders	Daily report of orders that are still outstanding in the market
Forward Settlements	Daily report indicating trades that are to be settled in the next settlements cycle. This report also includes outstanding DvP trades
Monthly RCTI & Brokerage workbook	Month end RCTI report & workbook of all trades and associated brokerage & fees
ETO Trading, Financial & Position Statements	Daily report of Option Trades, Positions and Financial transactions
ETO Commissions by Account or Adviser	Option commissions by account or adviser
Collateral Lodged / Utilised by Account or Adviser	Collateral lodged at ACH and also collateral utilized
ETO Current Account Statements – Daily or Month end	Current account statements are available daily or monthly as required
Exercise Activity by Adviser	Option positions available to be exercised
Expiring Positions by Account or Adviser	Option positions upcoming expiry dates

NB: OpenMarkets may agree to provide additional reports as part of the Reporting Services.

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SCHEDULE 3 - AGREEMENT DETAILS

1.	Commencement Date (clause 2.1)

The date of this agreement or such other date agreed between OpenMarkets and the Licensee.

2.	Initial Trading Limits (clause 10.2)

Per Order limit	$1	m
Net settlement limit	$1	m
Gross order limit	$20	m

Order limits apply to direct market access. Above this limits orders are facilitated by a DTR.

3.	Minimum amount of the Bond (clause 21)

The Bond provisions apply and the Bond is 2% of the gross order limit.

4.	Notice details (clause 35)

Licensee

Attention:	The CEO

Address:	Level 2, 613 Canterbury Road. Surrey Hills, VIC 3127

Telephone:	+61 411 133 793

E-mail:	rob.edgley@selfwealth.com.au

OpenMarkets

Attention:	The CEO

Address:	Level 5, 500 Collins Street, Melbourne

Telephone:	+61 (03) 8199 7700

E-mail:	service@openmarkets.com.au

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SCHEDULE 4 – REQUIREMENTS RELATING TO SALE ORDERS (CLAUSE 7.10)

1.	In this Schedule:

Covered Short Sale means:

(a)	where the Licensee places the order in respect of the relevant sale with OpenMarkets as principal, a sale where the Licensee has, at the time the Licensee places the Sale Order with OpenMarkets a legally binding commitment from a securities lender to lend the securities to the Licensee under a Securities Lending Arrangement; and

(b)	where the Licensee places the order in respect of the relevant sale with OpenMarkets as agent for a Client, a sale where the Client has, at the time the Licensee places the Sale Order with OpenMarkets, a legally binding commitment from a securities lender to lend the securities to the Client under a Securities Lending Arrangement.

Securities Lending Arrangement has the meaning given to it in section 1020AA of the Corporations Act.

2.	The Licensee agrees to notify OpenMarkets, each time the Licensee places an Order for a sale (Sale Order) with OpenMarkets as principal, whether or not the Sale Order relates to a Covered Short Sale. Where the Sale Order relates to a Covered Short Sale, the Licensee must also inform OpenMarkets at the time of placing the Sale Order:

(a)	the number of Traded Products to be sold that are to be delivered under the Securities Lending Arrangement;

(b)	a description of the Traded Products (eg. fully paid ordinary shares); and

(c)	the name of the entity that issued the Traded Products (eg Westpac Banking Corporation).

3.	The Licensee acknowledges that OpenMarkets will not be permitted to execute a Sale Order unless OpenMarkets has been notified whether or not the Sale Order relates to a Covered Short Sale.

4.	Each time the Licensee places a Sale Order with OpenMarkets as principal and notifies OpenMarkets whether or not the Sale Order relates to a Covered Short Sale in accordance with paragraph 1, the Licensee will be taken to have warranted and represented to OpenMarkets:

(a)	that the information is true and correct; and

(b)	where the Licensee notifies OpenMarkets that the Sale Order relates to a Covered Short Sale – that the sale will meet the requirements and conditions of the Corporations Act, Corporations Regulations and ASIC Class Orders (if any) (as amended from time to time) relating to Covered Short Sales (including without limitation that the Licensee has obtained a legally binding commitment from a securities lender to lend the relevant securities to the Licensee under a Securities Lending Arrangement).

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5.	The Licensee agrees to notify OpenMarkets, each time the Licensee places a Sale Order with OpenMarkets as agent for a Client, whether or not the Client’s Sale Order relates to a Covered Short Sale. Where the Sale Order relates to a Covered Short Sale, the Licensee must also inform OpenMarkets at the time of placing the Sale Order:

(a)	the number of Traded Products to be sold that are to be delivered under the Securities Lending Arrangement;

(b)	a description of the Traded Products (eg. fully paid ordinary shares); and

(c)	the name of the entity that issued the Traded Products (eg Westpac Banking Corporation).

6.	The Licensee acknowledges that OpenMarkets will not be permitted to execute a Client’s Sale Order unless OpenMarkets has been notified whether or not the Sale Order relates to a Covered Short Sale.

7.	Each time the Licensee places a Sale Order with OpenMarkets as agent for a Client and notifies OpenMarkets whether or not the Sale Order relates to a Covered Short Sale in accordance with paragraph 3, the Licensee will be taken to have warranted and represented to OpenMarkets:

(a)	that the information is true and correct; and

(b)	where the Licensee notifies OpenMarkets that the Sale Order relates to a Covered Short Sale – that the Client has informed the Licensee that the Sale Order relates to a Covered Short Sale and that the Client’s sale will meet the requirements and conditions of the Corporations Act, Corporations Regulations and ASIC Class Orders (if any) (as amended from time to time) relating to Covered Short Sales (including without limitation that the Client has obtained a legally binding commitment from a securities lender to lend the relevant securities to the Client under a Securities Lending Arrangement).

8.	OpenMarkets and the Licensee agree that unless the Licensee notifies OpenMarkets otherwise, each Sale Order placed by the Licensee with OpenMarkets will not be a Covered Short Sale.

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SCHEDULE 5 - DMA SERVICE TERMS (CLAUSE 7.8)

The following terms and conditions apply if the Licensee is given access to the DMA Service.

1. ACCESS TO THE TRADING SYSTEM

1.1 Access by Authorised Persons only

No person other than an Authorised Person may at any time submit an Order for the Licensee (whether as principal or as agent for a Client) through the DMA Service using the Security Information provided by OpenMarkets to the Licensee.

OpenMarkets may in its discretion at any time limit the number of Authorised Persons who are permitted to submit Orders for the Licensee through the DMA Service.

The Licensee must not authorise, allow nor permit any person other than an Authorised Person to access or use the DMA Service using the Security Information.

The Licensee acknowledges and agrees that OpenMarkets may, in its absolute discretion:

(a)	refuse to approve as an Authorised Person any person nominated by the Licensee for that purpose;

(b)	revoke its approval of an Authorised Person at any time; and

from time to time test whether an Authorised Person has adequate knowledge of the DMA Service and the Dealing Rules (as defined in the Market Integrity Rules), directions, decisions and requirements of a Relevant Exchange relevant to the type of order submission facilities given to the Authorised Person by OpenMarkets.

The Licensee must notify OpenMarkets immediately once any Authorised Person ceases to be authorised by the Licensee to access the DMA Service.

1.2 Security Information

The Licensee acknowledges that the Security Information is confidential and agrees that it is responsible for maintaining its confidentiality.

The Licensee agrees that it must:

(a)	only use the Security Information in accordance with these terms;

(b)	not disclose the Security Information (or any part of it) to any person or persons (including its employees, contractors, agents and consultants) other than to an Authorised Person;

(c)	ensure that at all times each Authorised Person maintains the confidentiality of the Security Information;

(d)	notify OpenMarkets immediately upon becoming aware that any Security Information has been or may be used or disclosed in a manner that is not consistent with these terms; and

(e)	regularly review and, if necessary, upgrade the security of its network through which it accesses the DMA Service to ensure that only Authorised Persons are able to access or use the DMA Service.

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2. USE OF THE SYSTEM

The Licensee acknowledges that:

(a)	the DMA Service is accessible through the DMA System;

(b)	neither OpenMarkets nor any related body corporate or affiliate of OpenMarkets makes any representation or warranty, express or implied, to the Licensee or the Client or to any other person regarding the DMA System, nor provides any guarantee with respect to the DMA System, including without limitation, with respect to the operation, functionality, effectiveness, accuracy, reliability, merchantability, quality or fitness for purpose;

(c)	the Licensee is solely responsible for assessing the adequacy of the DMA System and for deciding whether or not to access it; and

(d)	it is the Licensee’s responsibility to obtain, at its own expense, all hardware and software to be used by the Licensee in connection with use of the DMA Service.

3. SUBMITTING ORDERS THROUGH THE DMA SERVICE

3.1 Permission to submit Orders using Security Information

The Licensee acknowledges and agrees that it (and/or any Authorised Person) is permitted to submit Orders through the DMA Service only if it or they do so using the Security Information.

3.2 Responsibility for submitting Orders

The Licensee:

(a)	determines the time at which Orders are submitted through the DMA Service;

(b)	is responsible for all Orders submitted through the DMA Service (whether as principal or as agent for a Client) using the Security Information, regardless of who enters such Orders and regardless of whether or not there is an error in the Order entry;

(c)	is bound by any agreement entered into on its behalf in reliance on such Orders;

(d)	is liable for any reasonable expense incurred by OpenMarkets in reliance on such Orders; and

(e)	accepts the sole risk and responsibility for Orders submitted by it through the DMA Service, including any Order submitted in error.

3.3 Order priority

The Licensee acknowledges that all Orders submitted by it through the DMA Service are, subject to any Filters and the requirements of this agreement, entered on a Trading Platform in the sequence in which they are received, and otherwise as expeditiously as practicable, and this may result in OpenMarkets’ principal orders being satisfied ahead of an Order.

3.4 No pre-arranged Orders

The Licensee undertakes to ensure that any Orders placed through the DMA Service which match opposite orders placed by OpenMarkets in a Trading Platform, either as agent or principal, will be of an accidental nature, meaning that no pre-arrangement of the matched orders will have taken place with OpenMarkets, and will not detract in any way from Orders placed by the Licensee transacting on a Trading Platform under strict rules of time and price priority.

4. ORDERS RELATING TO DERIVATIVES PRODUCTS

4.1 Closing Out Derivatives Contracts

If, as a result of Orders submitted by the Licensee through the DMA Service, a Derivatives Contract registered in a Client’s account with OpenMarkets as Buyer and a Derivatives Contract in the same Series or Delivery Month is registered in the same Client’s account with OpenMarkets as Seller, OpenMarkets will use its best endeavours to ensure that the corresponding Derivatives Contracts registered with ASX Clear are closed out by ASX Clear in accordance with ASX Clear Rule 13.2.

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However, the Licensee acknowledges and agrees that the relevant Client’s obligations in relation to those Derivatives Contract continue in force until ASX Clear has closed out the corresponding Derivatives Contracts registered with it in accordance with ASX Clear Rule 13.2.

4.2 Exercise of a Derivatives Contract

The Licensee acknowledges that, if a Client wishes to exercise a Derivatives Contract registered in the Client’s account with OpenMarkets:

(a)	the Licensee is not able to do so on behalf of the Client through the DMA Service (whether or not that Derivatives Contract was bought through the DMA Service); and

(b)	the Licensee must contact OpenMarkets directly in order to communicate the Client’s instruction to exercise that Derivatives Contract.

4.3 Licensee trading as principal

Where the Licensee trades in Derivative Contracts as principal, the provisions of this paragraph 4 apply as if a reference to the Client were to the Licensee.

5. TRADING RULES

5.1 DMA Trading Limits

OpenMarkets may at any time through the DMA Service impose, and from time to time vary, DMA Trading Limits provided that any DMA Trading Limit must not operate to reduce the Trading Limits as set out in Schedule 3. Without limitation, OpenMarkets may impose DMA Trading Limits on any or all of the following:

(a)	the value or number of any buy Orders or trades;

(b)	the value or number of any sell Orders or trades;

(c)	the available cleared funds;

(d)	the available sponsored stock;

(e)	the net value of any buy Orders or trades less sell Orders or trades;

(f)	the gross value of any buy Orders or trades and any sell Orders or trades;

(g)	the value of any Order or trade; and

(h)	the value of any Order submitted by one or more Authorised Person, or trade undertaken by such a person.

The Licensee must comply, and ensure that each Authorised Person complies, with all applicable DMA Trading Limits.

5.2 Prohibited orders

The Licensee must ensure that:

(a)	each Authorised Person accesses the DMA Service in a way that ensures fairness, efficiency and ongoing protection of market integrity;

(b)	it does not place an Order through the DMA such that the beneficial ownership of the Traded Products which are the subject of the Order would not change if the Order was executed;

(c)	it does not take any action, fail to take any action or place any Order through the DMA Service where that Order (or the resulting transaction) would violate or cause or result in the Licensee, a Client or OpenMarkets violating any Applicable Regulation, including without limitation, any Applicable Regulation in relation to:

(i)	market manipulation, false trading, market rigging, fictitious transactions, wash trading or matching of orders;

OpenMarkets Intermediary Services Agreement	65

(ii)	insider trading;

(iii)	front running;

(iv)	fraud;

(v)	creation of a disorderly market or otherwise prejudicing the integrity or efficiency of the market; or

(vi)	misleading or deceptive conduct; and

(d)	each Order is submitted in accordance with these terms or any policy or operational guideline published by OpenMarkets from time to time in relation to the DMA Service.

5.3 Filters

OpenMarkets may impose Filters to restrict the placement of any Orders or the execution of any trades through the DMA Service, including (without limitation) Filters whose object is to:

(a)	prevent a breach of the provisions set out in this paragraph 0;

(b)	prevent Orders being registered with a Trading Platform where the price at which the Order is submitted through the DMA Service is too far from the prevailing market price for the relevant Traded Product;

(c)	ensure that the DMA Service does not interfere with the efficiency and integrity of the market conducted by a Relevant Exchange;

(d)	ensure that the DMA Service does not interfere with the proper functioning of any Trading Platform; or

(e)	facilitate compliance with, and prevent breaches of, the Applicable Regulations.

OpenMarkets has, and accepts, no responsibility or liability to the Licensee, a Client or any person claiming through the Licensee or a Client for failing to submit such Orders to a Trading Platform.

5.4 Delays

The Licensee acknowledges that there may be delays in the processing or execution of an Order placed through the DMA Service, and:

(a)	an Order may be wholly or partly filled before an instruction for its amendment or cancellation is processed;

(b)	the Licensee and the relevant Client remain liable to OpenMarkets to settle the original Order, until any relevant amendment or cancellation is effected; and

(c)	OpenMarkets will not be liable for any loss or damage to the Licensee or any Client by reason of any delay in processing any Order submitted through the DMA Service.

5.5 OpenMarkets takes no responsibility

The Licensee acknowledges that OpenMarkets takes no responsibility for the processing, execution or cancellation of any Orders placed through the DMA Service or for any delays in relation to the same.

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6. RECONCILIATION

The Licensee is responsible for reconciling end-of-day confirmations against its records on any given trading day, and must communicate to OpenMarkets, any discrepancies found in this reconciliation before the market opens on the next trading day. The Licensee acknowledges that OpenMarkets is not responsible in any circumstances for the losses of any kind of the Licensee or any Client that occur through errors that go undetected as a result of the failure of the Licensee to perform this reconciliation.

7. PRINCIPAL TRADING BY OPENMARKETS

The Licensee acknowledges that OpenMarkets and/or any of OpenMarkets’ related bodies corporate or affiliates may:

(a)	enter a transaction in Traded Products on a Relevant Exchange as principal and, where permitted by law, may take the opposite position in any such transaction, acting either for a client or on OpenMarkets’ own account (and the Licensee consents to OpenMarkets and/or OpenMarkets’ related bodies corporate and affiliates entering such transactions and taking such positions); and

(b)	place principal orders on the same terms as any Order, and that OpenMarkets’ order may be filled before an Order due to it being entered into the relevant Trading Platform prior to the Order.

8. OPENMARKETS’ WARRANTIES AND LIABILITIES

8.1 No representations or warranties about the DMA Service

Subject to those provisions of the Competition and Consumer Act 2010 (Cth) and any other rights implied by law, which cannot be excluded by agreement between the parties, OpenMarkets makes no representations or warranties express or implied, including without limitation, any implied warranties as to merchantability, quality or fitness for a particular purpose or otherwise (including as to accuracy, currency, availability, completeness or quality) with respect to the DMA Service.

8.4 System and trading risks

The Licensee acknowledges that there is significant risk in trading through a system, including the DMA Service, which is serviced by means of computer and telecommunications systems, even where generally accepted industry standards and practices are followed, including that:

(a)	the access to and use of the DMA Service cannot be operated in all circumstances without error including, without limitation, errors in computer programs and telecommunications systems. These errors may result in, among other things:

(i)	a delay in telecommunications services;

(ii)	interrupted service and faults, such that the DMA Service may not remain accessible at all times during the trading day and there may be problems affecting the stability of the DMA Service that could cause the Licensee to be unable to enter Orders via the DMA Service during normal trading hours;

(iii)	Orders and other communications relating to trading and execution not reaching OpenMarkets or being lost, rejected or partially received or sent, such that they are not accurately received or sent by the Licensee or OpenMarkets and are not representative of the original content of the Orders and other communications relating to trading and execution;

(iv)	inaccuracies in the provision of the DMA Service and generally;

(b)	the Licensee’s (and any Client’s) data may not be protected, and there are risks that other users of the DMA Service, institutions or holders or an Australian financial services licence will be able to see Orders submitted by the Licensee and other communications relating to trading and execution without the Licensee’s (or the relevant Client’s) (or OpenMarkets’) consent and that third parties (including persons on private networks) may have the ability to attach to the Licensee’s network;

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(c)	Orders and other communications relating to trading and execution and other data submitted to the DMA Service will not remain confidential;

(d)	the Licensee’s system may not be compatible with the DMA Service or a Trading Platform, and that this incompatibility may lead to an unstable environment; and

(e)	Orders may be placed through the DMA Service without the Licensee’s (or the relevant Client’s) authority by a person using the Security Information given to the Licensee and accordingly, that trades which have not been authorised by the Licensee (or the relevant Client) may be executed.

9. TERMINATION

OpenMarkets may terminate the Licensee’s participation in the DMA Service:

(a)	at any time by providing 90 days’ prior notice in writing;

(b)	immediately, where OpenMarkets reasonably considers necessary to comply with Relevant Law.

The Licensee may terminate its participation in the DMA Service by request in writing to OpenMarkets. Termination of the Licensee’s participation does not affect its outstanding obligations under this agreement or any other agreement the Licensee has with OpenMarkets.

10. INTELLECTUAL PROPERTY

The Licensee acknowledges that all intellectual property rights in the DMA Service and the DMA System and the components thereof are owned by OpenMarkets, or are procured by OpenMarkets for the use of the Licensee and nothing in this agreement confers any right of ownership, transfer of ownership to, or other right to the intellectual property in the Licensee.

11. DEFINITIONS

In this Schedule:

Authorised Person means a person who is nominated and permitted by OpenMarkets to submit Orders through the DMA Service using the Security Information provided by OpenMarkets.

Client means a person to whom the Licensee has provided, provides, or proposes to provide at any time in the future, services as the holder of an Australian financial services licence.

Derivatives Contract has the meaning given to Options Market Contract or Derivatives CCP Contract, each as defined in the ASX Clear Rules or the corresponding contract between the Client and OpenMarkets, as the context requires.

DMA Service means the automated client order processing service to be provided by OpenMarkets to the Licensee on the terms contained in this Schedule under which the Licensee is able to enter Orders directly into the Trading Platform relating to Traded Products.

DMA System means the on-line system through which the Licensee is able to connect to the DMA Service, and where applicable includes:

(a)	the software and hardware applicable to that system;

(b)	any Trade Facilitation Software.

DMA Trading Limits means the limits that OpenMarkets may place on the Orders that may be submitted and/or the trades that may be undertaken through the DMA Service.

Filters mean the restrictions OpenMarkets imposes, whether by automated or manual means, to limit the Licensee’s ability to place Orders through the DMA Service.

Licensee’s Network means the hardware, software and associated equipment used by the Licensee to carry on its business as a Licensee.

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Order means an order for the purchase or sale of (or other dealing in) securities and/or financial products made through the DMA Service using the Security Information provided to the Licensee and, as the context requires, includes (without limitation):

(a)	an order or instruction to amend or cancel an existing order submitted through the DMA Service, and

(b)	an order or instruction to open or close out a position in Derivatives Contracts.

Security Information means the user code, user name and password given to the Licensee by OpenMarkets in connection with use of the DMA Service.

Trade Facilitation Software means software provided by OpenMarkets to the Licensee for the purpose of the Licensee creating Orders including trading algorithms (including trading algorithms procured from a third party for use by the Licensee).

Trading Platform has the meaning given to that term in the Market Integrity Rules (as the context requires).

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SCHEDULE 6 - DETERMINATION OF THE AMOUNT OF THE BOND (CLAUSE 21)

1. INTRODUCTION

1.1 Licensee acknowledgments

The Licensee acknowledges that:

(a)	if the Licensee were a Clearing Participant and carried the clearing obligations for the transactions executed by it, the Licensee would be required to meet certain capital requirements of ASX Clear; and

(b)	because OpenMarkets (and not the Licensee) is the Clearing Participant with the clearing obligations in respect of the transactions executed by the Licensee, those clearing obligations affect the capital requirements to be met by OpenMarkets under the ASX Clear Rules.

1.2 Licensee agreement to pay the Bond

(a)	Accordingly, the Licensee has agreed to pay the Bond to OpenMarkets of the amount determined in accordance with this Schedule unless clause 1.2(b) applies.

(b)	The Licensee is not required to provide a Bond to OpenMarkets, and none of the remainder of this Schedule 6 applies (except this clause 1.2), where:

(i)	the Licensee invests in the OMRA Fund an amount equal to or greater than the amount determined in accordance with paragraph 3 of this Schedule (Required Amount); and

(ii)	if the event that the amount invested in the OMRA Fund by the Licensee is less than the Required Amount (whether as a result of an increase to the Required Amount or a withdrawal or redemption from the OMRA Fund), within 2 Business Days the Licensee invests a further amount in the OMRA Fund such that the amount standing to the Licensee’s credit in the OMRA Fund is equal to or greater than the Required Amount.

(c)	The License acknowledges that OpenMarkets can compulsorily redeem the Licensee’s investment in the OMRA Fund and retain the proceeds, to the extent necessary for:

(iii)	recoupment of settlement obligations of Clients, being Client debts where Clients have not met their settlement obligations whether they arise from derivatives, equities or other financial products;

(iv)	recoupment of resulting losses from positions closed out from settlement failures that remains unpaid by Clients; and

(v)	recoupment of any outstanding fees the Licensee owes to OpenMarkets and as would otherwise be permitted in respect of a Bond by this Schedule 6.

2. PAYMENT ARRANGEMENTS

2.1 Provision of the Bond

The Licensee must provide to OpenMarkets a Bond, the amount of which must at all times be not less than the amount determined in accordance with paragraph 3 of this Schedule.

2.2 Form of the Bond

The Licensee may satisfy its obligation to provide the Bond by depositing into a trust account held on the Licensee’s behalf that is notified by OpenMarkets to the Licensee for this purpose the relevant amount in cleared funds, or in such other manner or form as may be agreed between OpenMarkets and the Licensee from time to time.

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2.3 Provision of additional Bond

If at any time the amount of the Bond provided to OpenMarkets by the Licensee is less than the amount of the Bond determined in accordance with paragraph 3 of this Schedule, the Licensee must provide an additional amount to OpenMarkets to ensure that the amount of the Bond is not less than the amount required.

Such additional amount must be provided to OpenMarkets within 2 Business Days. Such additional funds will form part of the Bond.

No amount is to be treated as an addition to the Bond unless and until OpenMarkets has received cleared funds in respect of that amount, or such additional amount in such other manner or form as may be agreed between OpenMarkets and the Licensee from time to time.

2.4 Return of excess Bond to the Licensee

Subject to any other arrangements that OpenMarkets and the Licensee may agree, if at any time the amount of the Bond provided by the Licensee exceeds the amount required under paragraph 3 of this Schedule, the Licensee may request OpenMarkets to return all or part of the excess to the Licensee.

Within 2 Business Days of any such request, OpenMarkets must return all of the excess to the Licensee.

3. DETERMINATION OF THE AMOUNT OF THE BOND

The minimum amount of the Bond is the amount set out in item 3 of Schedule 3 and the Bond at all times must be not less than that amount.

OpenMarkets must notify the Licensee on commencement of this agreement and during the term of this agreement of the amount of the Bond to be provided by the Licensee.

(b)	OpenMarkets may only increase the amount of the Bond above the amount calculated in accordance with item 3 of Schedule 3 with the consent of the Licensee and:

(i)	where the increase is reasonably necessary as a results of a change to Relevant Law, the Licensee’s consent must not be unreasonably withheld; or

(ii)	otherwise, the Licensee’s consent can be provided or withheld in its absolute discretion.

(c)	The Licensee acknowledges that any call by OpenMarkets for the Bond must be met within 2 Business Days and failure by the Licensee to provide the Bond by that time may lead to:

(i)	OpenMarkets utilising the Licensee’s accrued Commission to satisfy any an amount of the Bond payable by the Licensee; or

(ii)	immediate termination of this agreement.

4. USE OF BOND

OpenMarkets is authorised to use the Bond during the terms of this agreement and after termination for the following purposes:

(a)	recoupment of settlement obligations of Clients, being Client debts where Clients have not met their settlement obligations whether they arise from derivatives, equities or other financial products;

(b)	recoupment of resulting losses from positions closed out from settlement failures that remains unpaid by Clients; and

(c)	recoupment of any outstanding fees the Licensee owes to OpenMarkets and as otherwise permitted by this Schedule 6.

The Bond must otherwise be held by OpenMarkets on trust for the Licensee in accordance with this agreement and must not be mixed with OpenMarkets’ own funds or the funds of other clients of OpenMarkets.

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4.3 Return of the Bond

Subject to clause 4.5 of this Schedule 6, the Licensee may only require repayment of the Bond:

(a)	in accordance with the provisions of this Schedule 6;

(b)	on or after the Termination Date, provided that no amounts are owing by the Licensee or any Client to OpenMarkets at that time; or

(c)	with the consent of OpenMarkets.

This sub-clause prevails over any provision to the contrary in any other document or agreement.

4.4 Set-off

OpenMarkets may set-off any amount that is due and payable from the Licensee to OpenMarkets for any reason, including any amount that is due and payable under this agreement (or to any other Indemnified Person under clause 28) against the Bond, and the amount of the Bond reduces accordingly. For the avoidance of doubt, OpenMarkets may exercise this right of set-off in respect of any amount owed to OpenMarkets as trustee for any third party (including any amount owed under the indemnity under clause 28) or to OpenMarkets’ nominee company or any other related body corporate or affiliate of OpenMarkets.

OpenMarkets must notify the Licensee of any set-off under this clause 4.4.

4.5 Right to apply not affected

OpenMarkets is entitled to exercise its rights under this clause:

(a)	without making any demand on or giving any prior notice to the Licensee, and without any advertisement or other formality; and

(b)	without having recourse to any other document, agreement, arrangement or security in respect of the Liabilities.

4.6 Protection of OpenMarkets

OpenMarkets is:

(a)	entitled, but not obliged, to exercise its rights under this clause; and

(b)	not liable to the Licensee in respect of any exercise of, failure to exercise or delay in exercising its rights under this clause; and

(c)	entitled to exercise its rights under this clause on more than one occasion, as it chooses.

4.7 No mortgage or charge created

Without affecting any right of combination, consolidation, appropriation or set-off exercisable by OpenMarkets in respect of the Bond under common law, equity or statute or under this agreement, none of the provisions of this agreement takes effect to the extent that it creates (or would, but for this sub-clause, create) a mortgage, charge, pledge, lien, or hypothecation over the Bond in favour of the Licensee or any other person.

4.8 Survival of rights on liquidation

To the extent permitted by law, the rights of OpenMarkets under this agreement continue even if an Event of Insolvency occurs in relation to the Licensee.

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SCHEDULE 7 - TERMS APPLYING TO DERIVATIVES TRADING (CLAUSE 1.6)

2. DEFINITIONS

ASX Clear Client Account means a Client Account (as defined in the ASX Clear Operating Rules) opened with ASX Clear in the name of OpenMarkets in respect of a Client (or Clients) of the Licensee or in respect of the Licensee (as the case may be).

Call Option has the meaning given to it in the ASX Clear Rules.

Client Derivatives Obligations means all obligations owed by a Client to OpenMarkets in accordance with the relevant OpenMarkets Derivatives Client Agreement or Confirmation sent to that client, the Exchange Rules, the ASX Clear Rules and the ASX Settlement Rules including the obligations of the client:

(a)	under the relevant OpenMarkets Derivatives Client Agreement to pay moneys or provide other security to OpenMarkets in connection with the obligations incurred by OpenMarkets in relation to Derivatives Transactions executed on behalf of that Client;

(b)	in respect of any Derivatives Contract in relation to which OpenMarkets has submitted an Exercise Notice to ASX Clear on behalf of that Client and any sale or purchase of any Underlying Financial Products which results;

(c)	in respect of any Derivatives Contract in relation to which that Client is the writer and an Exercise Notice has been allocated by ASX Clear and any sale or purchase of any Underlying Financial Products which results;

(d)	in respect of any Derivatives Transaction executed on the instruction of the Client or by OpenMarkets under the relevant OpenMarkets Derivatives Client Agreement in order to Close Out any Derivatives Contract held by or on behalf of that Client; and

(d)	to pay the Commission or any Relevant Exchange or ASX Clear fees to OpenMarkets in accordance with the OpenMarkets Derivatives Client Agreement.

Exercise Notice has the meaning given to it in ASX Clear Rules.

OpenMarkets Derivatives Client Agreement means the agreement between OpenMarkets and a Client entered into in accordance with the Exchange Rules and the ASX Clear Rules in the form approved by OpenMarkets from time to time.

Put Option has the meaning given to it in the ASX Clear Rules.

Underlying Index has the meaning given to it in the ASX Clear Rules.

Underlying Financial Products has the meaning given to it in the ASX Clear Rules.

Wholesale Client Agreement has the meaning given to it in the Market Integrity Rules.

3. REQUIREMENTS FOR TRADING IN DERIVATIVES CONTRACTS

If OpenMarkets agrees that the Licensee may arrange for OpenMarkets to execute Derivatives Transactions for a Client, the Licensee must ensure that either:

(a)	the Client has entered into a OpenMarkets Derivatives Client Agreement; or

(b)	the Licensee confirms in writing to OpenMarkets that the Licensee is satisfied that the person:

a.	is a Wholesale Client; and

b.	has previously executed and lodged with ASX Clear a Wholesale Client Agreement,

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or if the person is a Retail Investor, the Retail Investor has been provided with OpenMarkets’ Product Disclosure Statement and has been provided with (and if applicable, signed) any other documents which are required by the Corporations Act, the Exchange Rules, the ASX Clear Rules or the ASX Settlement Rules to be given to that Client.

4. OPENMARKETS MAY REQUIRE A WHOLESALE CLIENT TO ENTER INTO A OPENMARKETS DERIVATIVES CLIENT AGREEMENT

If, after OpenMarkets has opened a Client Account for a Wholesale Client as contemplated in clause 2 of this Schedule 7, OpenMarkets notifies the Licensee that OpenMarkets requires a specified Wholesale Client to enter into a OpenMarkets Derivatives Client Agreement with OpenMarkets, the Licensee must not execute any Orders for that Wholesale Client until the Wholesale Client has entered into a OpenMarkets Derivatives Client Agreement with OpenMarkets.

4. LICENSEE’S ABILITY TO CONTACT CLIENTS

The Licensee must immediately notify OpenMarkets if it becomes aware that a Client in respect of whom a Derivatives Contract is registered in the ASX Clear Client Account ceases to be contactable by the Licensee immediately in order to obtain instructions or call for the performance of Client Obligations and there are no special arrangements in place for this purpose.

5. ORDERS RELATING TO DERIVATIVES TRANSACTIONS

The Licensee must:

(a)	not execute an Order for a Derivatives Transaction in respect of a Client unless all of the applicable requirements under clause 2 of this Schedule 7 have been satisfied in respect of that Client; and

(b)	notify OpenMarkets whether an Order relating to Derivatives Transaction is to open or close a position in relation to a Derivatives Contract. Where, in connection with such an Order placed through the DMA Service, OpenMarkets receives a message through the Trading Platform which specifies that the relevant Order is to open or close a position, the Licensee will be taken to have notified OpenMarkets in accordance with this clause.

The Licensee warrants and represents to OpenMarkets at the time it executes an Order (not being a Principal Transaction) (or communicates such an Order to OpenMarkets for execution) that if the Order relates to a Derivatives Transaction, all of the applicable requirements under clause 2 of this Schedule 7 have been satisfied in respect of that Client and the Client will perform all of the Client Obligations from time to time in respect of the relevant Derivatives Transaction by the due time in respect of each such Client Obligation.

6. LICENSEE DEALING AS PRINCIPAL

The Licensee must not execute any Principal Derivatives Transactions without the prior written approval of OpenMarkets which may be withheld by OpenMarkets in its absolute discretion.

7. OPENMARKETS DEALING AS PRINCIPAL

The Licensee acknowledges that OpenMarkets may take the opposite position in a Derivatives Contract, either acting for a Client or on its own account.

8. MARGINS

OpenMarkets may direct the Licensee to, before accepting any Orders in a particular Derivatives Contract, obtain (if the Licensee has not already obtained) funds or other security equal in value to a margin requirement as OpenMarkets determines, acting reasonably.

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9. EXERCISE OF DERIVATIVES PRODUCTS

9.1 Responsibility for Receiving Instructions

The Licensee is solely responsible for receiving instructions from Clients in relation to the submission of Exercise Notices to ASX Clear and communicating those instructions to OpenMarkets. Any instructions to submit an Exercise Notice to ASX Clear must be notified by the Licensee to OpenMarkets in writing in the manner specified by OpenMarkets and in any event, must be notified not later than 4:30pm AEST on the day the Exercise Note must be notified to ASX Clear with clear instructions for the exercise.

9.2 Communication of Instructions

The Licensee acknowledges and agrees that:

(a)	OpenMarkets will not accept any instructions to submit an Exercise Notice to ASX Clear in relation to any Derivatives Contract registered in an ASX Clear Client Account in respect of a Client of the Licensee, unless those instructions have been communicated to OpenMarkets by the Licensee;

(i)	in particular OpenMarkets will not accept instructions to submit an Exercise Notice to ASX Clear directly from any Client;

(ii)	any instructions to submit an Exercise Notice to ASX Clear must be notified by the Licensee to OpenMarkets not later than the latest time advised by OpenMarkets to the Licensee that OpenMarkets will accept an Exercise Notice for it to be exercised that same day;

(b)	OpenMarkets will not be responsible for any errors in the notification by the Licensee of instructions to submit an Exercise Notice to ASX Clear; and

(c)	OpenMarkets will not be responsible for any delay in the notification by the Licensee to OpenMarkets of any instructions to submit an Exercise Notice to ASX Clear.

9.3 Allocation of an Exercise Notice by ASX Clear

If ASX Clear allocates an Exercise Notice in relation to a Derivatives Contract to OpenMarkets in respect of an ASX Clear Client Account relating to a Client of the Licensee under the ASX Clear Rules, then:

(a)	OpenMarkets must notify the Licensee of this allocation; and

(b)	the Licensee must notify the relevant Client of the allocation.

9.4 Licensee’s Warranties and Representations

The Licensee warrants and represents to OpenMarkets at the time it notifies OpenMarkets of an instruction from the Client for OpenMarkets to submit an Exercise Notice to ASX Clear, or, if the Client is the writer of a Derivatives Contract, at the time an Exercise Notice is allocated by ASX Clear to an ASX Clear Client Account of OpenMarkets that relates to a Client of the Licensee, that:

(a)	where the Client is the taker of a Call Option or the writer of a Put Option, the Client will pay to OpenMarkets the Exercise Value (as defined in the ASX Clear Rules) or the Settlement Amount (as defined in the ASX Clear Rules) (as the case may be) in respect of that Derivatives Contract by the due date stated on the relevant Confirmation;

(b)	where the Client is the writer of a Call Option or the taker of a Put Option (in each case not being a Derivatives Contract over an Underlying Index), the Client will provide OpenMarkets with the number of the Underlying Financial Products the subject of that Derivatives Contract on or before the due date stated on the relevant Confirmation;

(c)	the Client will pay to OpenMarkets the Relevant Exchange and ASX Clear fees in respect of the exercise of that Derivatives Contract or the allocation of that Exercise Notice (as the case may be), by the due date stated on the relevant Confirmation; and

(d)	the information recorded by the Licensee in the Licensee’s data in respect of the relevant Client is accurate and up to date.

OpenMarkets Intermediary Services Agreement	75

10. RELEVANT EXCHANGE AND ASX CLEAR TRADING LIMITS

The Licensee must not:

(a)	accept or execute an Order in relation to a Derivatives Transaction which would:

(i)	cause OpenMarkets to exceed a limit prescribed by a Relevant Exchange in accordance with the Exchange Rules; or

(ii)	cause OpenMarkets to exceed a limit prescribed by ASX Clear in accordance with ASX Clear Rule 14;

(b)	communicate an instruction or in any way procure OpenMarkets to submit an Exercise Notice to ASX Clear, which would cause:

(i)	OpenMarkets to contravene a limit restricting the exercise of options prescribed by a Relevant Exchange in accordance with the Exchange Rules; or

(ii)	OpenMarkets to contravene a limit restricting the exercise of options prescribed by ASX Clear in accordance with ASX Clear Rule 14; or

(c)	perform any act or refrain from performing any act which would cause either the Licensee, OpenMarkets or the Client to contravene any restriction or exceed any other limit prescribed by a Relevant Exchange in accordance with the Exchange Rules or ASX Clear in accordance with ASX Clear Rule 14.

11. COMMISSION IN RESPECT OF EXERCISE OF A DERIVATIVES CONTRACT

The parties acknowledge that if a Derivatives Contract held on behalf of a Client of the Licensee is exercised (whether because of the submission of an Exercise Notice to ASX Clear on behalf of that Client or the allocation by ASX Clear to OpenMarkets of an Exercise Notice in respect of a Derivatives Contract registered in an ASX Clear Client Account in respect of that Client) it is the Licensee who is entitled to charge the Commission in respect of that sale or purchase in those circumstances.

12. COVER FOR PRINCIPAL DERIVATIVES TRANSACTIONS BY THE LICENSEE

OpenMarkets may call for payment of money or the provision of other security which OpenMarkets considers, acting reasonably, appropriate in connection with the obligations incurred by OpenMarkets in respect of Derivatives Contracts registered in the ASX Clear Client Account in respect of the Licensee. The time by which the Licensee must pay any amount called or provide security is of the essence and the Licensee must pay the amounts or provide the relevant security within 24 hours of the call for payment.

An invoice may include Fees and other permissible charges in respect of any sale or purchase of Underlying Financial Products following the submission of an Exercise Notice by the Licensee (or the allocation by ASX Clear of an Exercise Notice in relation to a Derivatives Contract to OpenMarkets in respect of an ASX Clear Client Account relating to a Client of the Licensee), which has yet to be settled by OpenMarkets.

The obligations under this agreement of OpenMarkets are suspended, except for:

(a)	Derivatives Contracts in respect of which an Exercise Notice has been submitted by OpenMarkets to ASX Clear and has been allocated in accordance with the ASX Clear Rules; or

(b)	Derivatives Contracts in respect of the allocation by ASX Clear to OpenMarkets of an Exercise Notice; or

(c)	Derivatives Contracts in respect of which OpenMarkets has received an instruction from the Licensee in accordance with clause 6 of this agreement to Close Out,

in each case, to the extent they are affected by the Computer Failure, from the time of the Computer Failure until as soon as practicable after the cessation of the Computer Failure.

OpenMarkets Intermediary Services Agreement	76

13. SUSPENSION OF OBLIGATIONS

The obligations of the party the performance of whose obligations are affected by the Force Majeure Event (Affected Party) are suspended (except for OpenMarkets’ Clearing Obligations in respect of:

(a)	Derivatives Contracts in respect of which an Exercise Notice has already been submitted to ASX Clear and allocated in accordance with the ASX Clear Rules;

(b)	Derivatives Contracts in respect of which an Exercise Notice has been allocated to OpenMarkets by ASX Clear; and

(c)	Derivatives Contracts in respect of which OpenMarkets has received an instruction from the Licensee to close out in accordance with this agreement),

to the extent that they are affected by the Force Majeure Event, from the date of the commencement of the Force Majeure Event until after a reasonable time has elapsed after the cessation of the Force Majeure Event except for any obligation of the Licensee to pay Fees as provided in this agreement.

14. CONFIRMATIONS

OpenMarkets must produce and dispatch Confirmations (including Confirmations in respect of the sale or purchase of Underlying Financial Products arising from the submission of an Exercise Notice by OpenMarkets in relation to a Derivatives Contract or the allocation of an Exercise Notice by ASX Clear to OpenMarkets in relation to a Derivatives Contract) each in a form approved by OpenMarkets and the Licensee from time to time in respect of Transactions executed by the Licensee in accordance with the Market Integrity Rules and the Corporations Act.

OpenMarkets Intermediary Services Agreement	77

SCHEDULE 8 – API SERVICE TERMS (CLAUSE 2.4)

1. Definitions

API means the following interfaces as set out in OpenMarkets’ API Specifications:

(a)	Client Management API – for creation, updating and deactivation of accounts for customers in OpenMarkets’ systems;

(b)	Reports API – to receive various client and related reports made available by OpenMarkets;

(c)	News API – to receive market related news, announcements and reports;

(d)	Connect Data API – to access client account data;

(e)	Market Data API – receive API Market Data;

(f)	Order Management System (OMS) API – place, amend, delete orders with OpenMarkets to transact in securities and receive trade information.

API Market Data means market data and information provided by OpenMarkets to the Client through the Market Data or News APIs or any other data or information which is subject to a market data redistribution agreement between OpenMarkets and ASX.

API Services means the API services provided by OpenMarkets as set out in this Schedule 8.

API Specifications means any system or software specifications, user manuals, documents or information or system use requirements (including any limitations or restrictions relating thereto) and API service level standards as set out by OpenMarkets from time to time.

Redistribute means in relation to API Market Data:

(a)	to provide access to the API Market Data to any person other than the Client;

(b)	to distribute the API Market Data to any person other than the Client by any means whether electronic or otherwise;

(c)	to display the API Market Data to any person or by any media other than to the Client; or

(d)	any use of the API Market Data which would require the agreement of the ASX in a formal data redistribution agreement.

2. Access

(a)	OpenMarkets will:

(i)	povide to the Licensee (or will procure its technology provider to provide) access to OpenMarkets’ APIs;

(ii)	provide to the Licensee the API specification documentation and engineering support to enable the Licensee to develop connectivity to the APIs; and

(iii)	provide to the Licensee a test environment for use by the Licensee to develop and test software using the APIs.

(b)	The Licensee will ensure that access to OpenMarkets’ APIs is restricted to suitably skilled software developers with experience in working with API technology and in trading and client information systems. No person other than a person authorised by the Licensee and notified to OpenMarkets may access OpenMarkets’s APIs.

(c)	OpenMarkets may, in the provision of the API Service, provide technical or other support to the Client including information or representations about the operation of an API. OpenMarkets does not warrant that any information provided or representation made to the Client will be accurate, complete or suitable for use by the Client, or if such information or representation is used or implemented by the Client that such use will result in the API Service performing or operating in any particular manner.

OpenMarkets Intermediary Services Agreement	78

3. Use of the API Service

The Licensee acknowledges that:

(a)	neither OpenMarkets nor any related body corporate or affiliate of OpenMarkets makes any representation or warranty, express or implied, to the Licensee or a customer of the Licensee or to any other person regarding the API Service, nor provides any guarantee that the API Service will be error free or uninterrupted;

(b)	OpenMarkets will make the API Service available in accordance with the API Specifications and the Licensee is responsible for assessing the API Service and API Specifications and determining whether the Licensee is able to access and use the API Service;

(c)	the API Service or the API Specifications may change from time to time and OpenMarkets does not guarantee the API Service will be available or unchanged and any change to the API Service or API Specifications or unavailability of the API Service may result in the Licensee being unable to utilise the API Service in its business; and

(d)	it is the Licensee’s responsibility to obtain, at its own expense, all hardware and software to be used by the Licensee in connection with use of the API Service.

The API Service enables transactions to be placed in third party systems and assists in automation of business processes including order routing, vetting and back-office capabilities and supporting services for accounts, holdings, cash and other transaction attributes. Business process services may include client account opening and account management. OpenMarkets does not warrant the performance of these transactions or business process services will be error-free or uninterrupted and the Licensee agrees that it uses the API Service on this basis and neither OpenMarkets nor any third party will be in any way liable to the Licensee or any other entity for any Loss caused as a result of the Licensee’s use of the API Service or the Licensee’s connection by the Licensee to the API Service (including use of documentation and software elements related to the API Services), including, damage to or impact upon the Licensee’s systems, except to the extent any such Loss is directly caused by the fraud, willful default, negligence or breach of this agreement by OpenMarkets.

4. Intellectual Property

The Licensee acknowledges that all intellectual property rights in the API Service and the APIs and the components thereof are owned by OpenMarkets or are procured by OpenMarkets for the use of the Licensee and nothing in this agreement confers any right of ownership, transfer of ownership to, or other right to the intellectual property in the Licensee.

5. Restrictions

The Licensee will not:

(a)	copy or modify any part of the API Service;

(b)	use or provide the API Services in a service bureau or application service provider environment, on a white-labelled bases, or otherwise, for the benefit of any third party (other than third parties to the extent they are expressly permitted under this agreement to receive access to the API Service);

(c)	use any materials, or communications facilities provided by or on behalf of OpenMarkets other than to receive and properly use the API Service; or

(d)	merge, decompile, disassemble or reverse-engineer any software (except as expressly permitted by law or regulation to achieve interoperability with other technology where such rights cannot be modified by agreement) or change the filename of software.

Any information, materials or other rights provided with an API Service are non-transferrable and must not be sublicensed by Licensee.

OpenMarkets Intermediary Services Agreement	79

6. Changes

OpenMarkets may in its discretion modify an API or the API Service from time to time and will use reasonable efforts to notify the Licensee of significant changes. The Licensee will promptly install any update to an API or API Service provided by OpenMarkets.

OpenMarkets may, on notice to the Licensee, terminate any part of the API Service, or modify it or the terms on which it is provided, if all or part of that service: (a) depends on an agreement between OpenMarkets and a third party (or between a provider to OpenMarkets and a third party) and that agreement, or the third party’s materials or other input is modified or terminated; (b) becomes illegal or contrary to any law, regulation, guideline or request of any regulatory authority; or (c) becomes subject to a claim or potential claim that it infringes or violates the rights of any third party.

7. Suspension

The Licensee’s access to the API Service may immediately be suspended by OpenMarkets on notice to the Licensee if at any time:

(a)	OpenMarkets is not reasonably satisfied that any of Licensee’s operations or procedures will prevent unauthorised access to OpenMarkets’ systems;

(b)	OpenMarkets reasonably considers that the Licensee’s connection to the API Service or the Licensee’s system is impacting the technical or operational performance of OpenMarkets’ systems.

8. market data redistribution

(a)	The Licensee acknowledges that the API Market Data is owned by the ASX and that no person may distribute API Market Data without the agreement of ASX.

(b)	The Licensee shall not Redistribute any API Market Data:

(i)	unless OpenMarkets has provided to the Licensee its express, written consent to such redistribution; and

(ii)	the Licensee has entered into a written agreement with the ASX permitting the Licensee to distribute the Market Data.

9. Request for Information and audit

The Licensee must on demand by OpenMarkets give persons nominated by OpenMarkets prompt access during usual business hours to the Licensee’s premises, books and records to enable those persons to conduct an audit concerning the Licensee’s compliance with its obligations under this agreement (including without limitation its obligations under clause 4.8). Each party is to bear its own costs of any such audit.

10. OPENMARKETS NOT PROVIDING SERVICES TO CUSTOMERS

The Licensee acknowledges and agrees that OpenMarkets provides the API Service to the Licensee as principal and OpenMarkets in providing the API Services does not provide any service, including any advice or dealing service, to any customer of the Licensee. The Licensee shall not represent to any person that the API service constitutes the provision of a service by OpenMarkets to any person other than the Licensee.

OpenMarkets Intermediary Services Agreement	80

SCHEDULE 9 – SERVICE LEVELS (CLAUSE 2.7)

SLA Agreement (SelfWealth / Open Markets) 1

	Process / Service	Description	Deliverable (What)	Method (How)	Dependency	SLA (When)	Service Target	Additional Comments
1	Support Services
1.1	Provider operation hours	Core operational hours for Open Markets (including Client Service Desk/IT Support)	8.30 - 17.30 M - F (AEST/AEDT)	Phone and email support		8.30 - 17.30 M - F (AEST/AEDT)	100.0%
1.2	System Support	Support for the investment administration systems and associated applications and their use	8.00 - 17.00 M - F (AEST/AEDT)	Phone and email support		8.00 - 17.00 M - F (AEST/AEDT)	100.0%
1.3	Operational Support	Respond to day to day operational enquiries related to but limited to administration services, management and processing	8.30 - 17.30 M - F (AEST/AEDT)	Phone and email support		8.30 - 17.30 M - F (AEST/AEDT)	100.0%
1.4	Trading Sub Critical Operating Hours support	Support for the sub critical operating hours	Sub-Critical times 7 am - 9am & 5pm - 6.50pm Monday to Friday	Phone and email support		Sub-Critical times 7 am - 9am & 5pm - 6.50pm Monday to Friday	100.0%
2	Trading Operational Hours
2.1	Trading Critical Operational hours	Ability to access Open Markets Trading API during defined critical hours	9:00 -17:00 M - F (AEST/AEDT)			9:00 -17:00 M - F (AEST/AEDT)	100.0%
2.2	Trading Sub Critical Operating Hours	Ability to access Open Markets Trading API during defined sub critical hours	7:00 - 18:50 M - F (AEST/AEDT)			7:00 - 18:50 M - F (AEST/AEDT)	100.0%
2.3	Trading outside market hours including national public holiday.	Ability to access Open Markets Trading API all other hours	System availability 24x7 outside sub critical times			System availability per section 3	99.5%	Access to data and quotes via the API will be available at all times. If outside market hours, prices are the last closing price.
3	System Availability
3.1	Unscheduled Maintenance	Outages relating to the Open Markets systems for patches and fixes in direct response to Priority 1 or 2 integrity issues	Open Markets to advise SelfWealth CTO and email swit@selfwealth.com.au with possible downtime and when outage to occur			To occur outside critical and sub critical times unless otherwise agreed by all parties	100.0%
3.2	Scheduled releases	System services and releases relating to the Open Markets systems	5 business days post the successful testing of the patch(es) also with the release to occur outside of business hours			Outside of business hours	100.0%
3.3	Scheduled Maintenance	Scheduled outages relating to OM platform system servicing	3 and 10 business days post the successful testing of the patch(es) with the release to occur outside of business hours			Outside of business hours	100.0%
3.4	Reporting of Technical Issues OM to SW	Where Open Markets identify a technical issue before it becomes known to SelfWealth, it is Open Markets responsibility to inform SelfWealth	Any issues affecting SelfWealth/Open Markets integration			Within 15 minutes	100.0%
3.5	Request System Changes	Where SelfWealth request additional features and functions bespoke to SelfWealth it will be analysed and scoped. A quote will be provided to SelfWealth before initiating the changes.	Open Markets will complete a Client Enhancement request form and quote with an agreed date for development and delivery.			Scoping, estimate and quote within 5 business days from initial request	100.0%	Managed via weekly steering committee

4	Account Opening					Jan-21
4.1	Trading Account Activation (new HIN, create ANZ account)	Individual, joint, minor	(a) Establish new HIN	Straight through processing	N/A	* 1 business day when received by 11:30 am.	100.0%	OM initiate ANZ cash cash process at 12:00. 11:30 cutoff time grace period.
			(b) create ANZ account in ANZ cash active	File upload into ANZ Cash active	No system failures by ANZ	* 2 Business days when received after 11:30 am

		Trusts	(a) Establish new HIN		SLA assumes straight through processing and no review required by OpenMarkets.	* 2 business day when received by 12:00 pm.	100.0%	Part of the Trust remediation process being implemented by SW. LAB application updates. (Owner TDV)
			(b) create ANZ account in ANZ cash active	File upload into ANZ Cash active		* 3 Business days when received after 12:00 pm
					SLA assumes straight through processing and no review required by OpenMarkets.	* 2 business day when received by 12:00 pm. * 3 Business days when received after 12:00 pm
		Company	(a) Establish new HIN				100.0%	SLA should be same as Trusts.
			(b) create ANZ account in ANZ cash active	File upload into ANZ Cash active

4.2	Trading Account Activation (HIN transfers, create ANZ accounts)

	NB: Account opening and ANZ account opening subject receipt of HIN from external broker. SLA of 2 business days relates to complete the transfer request to external broker. Completion time subject delivery by external broker.	Individual, joint, minor	(a) receiving existing HIN	Receiving HIN from counterparty		2 Business days		Current cause of OM failures - LAB/OM API fails
			(b) create ANZ account in ANZ cash active	File upload into ANZ Cash active				Agility fail to establish HIN

		Trusts	(a) receiving existing HIN	Receiving HIN from counterparty	SLA assumes straight through processing and no review required by OpenMarkets.	2 Business days		ANZ accounts not created in cash active
			(b) create ANZ account in ANZ cash active	File upload into ANZ Cash active				ANZ accounts established with incorrect BSB number.
2 Business days
		Company	(a) receiving existing HIN	Receiving HIN from counterparty
			(b) create ANZ account in ANZ cash active	File upload into ANZ Cash active

4.3	Cash Account Setup	Setup new investor with Trading cash account	Create and provide trading cash Account			* 1 business day when received by 11:30 am. * 2 Business days when received after 11:30 am	100.0%
4.4	LAB Feed to Open Markets	Account creation data - OM system return of the OMID to LAB. Confirmation that OM has allocated an OMID to an account.	Dynamic push/pull of client details			Same Day	100.0%

5	Operations
5.1	Stock Transfers IN NB: Subject receipt from external broker. SLA of 2 business days relates to complete the transfer request to external broker. Completion time subject delivery by external broker.	line by line stock transfer (005)	No change of beneficial owner transfers (NCBO) from opposing broker to Open Markets	Request lodged and physical documentation sent to opposing broker, provide confirmation to SelfWealth. SelfWealth to be notified within 2 business days of any issues resulting in the failure of transfer		2 business days	100.0%
5.2		Issuer Sponsored Transfers/Conversions	No change of beneficial owner transfers (NCBO) from SRN to HIN with OpenMarkets			2 business days	100.0%
5.3		Off Market Transfer (OMT)	Change of beneficial owner (CBO) stock transfer			3 business days

5.4	Stock Transfers OUT NB: Subject receipt from external broker. SLA completion time subject delivery by external broker.	line by line stock transfer (005)	Transfer complete to counterparty	CHESS messaging		4 business days	100.0%
5.5		Issuer Sponsored Transfers/Conversions				4 business days
5.6		Off Market Transfer (OMT)				4 business days
5.7	Account update requests	Change of address & TFN	Client requests to update account details	Manual update of client details into OM Systems		5 business days	100.0%
5.8		Change of Name				3 business days
5.9		Email Address

5.1	Account Closure Requests NB: SLA of 2 business days relates to complete the transfer request with external broker. Completion time subject delivery by external broker.	Transfer HIN or Stock to external broker, close cash account	HIN or stock transfer out to opposing Broker Close ANZ Cash account		* ANZ cash balance must be zero * No open orders on account	2 business days	100.0%
5.11		Account closure without HIN or Stock transfer to external broker, close cash account	HIN or stock transfer out to opposing Broker Close ANZ Cash account		* ANZ cash balance must be zero * No open orders on account	Fortnightly	100.0%
5.12	Corporate Actions (Voluntary)	Issued by the company, an activity that changes the holding structure or balance of a client portfolio. Corporate actions include but are not limited to dividends, distributions, takeovers, buyback, share splits and capital reconstructions.	OM to provide holding balance updates that reflect the corporate action and holding updates as released to the ASX. Where updates to the platform cannot be completed intra-day, updates will reflect the following business day	Daliy files to accurately reflect corporate action updates	Accurate provision of client acceptances including cash vetting status	Allocations received 3 business days prior to the closing of an event, will be actioned (CHESS messages sent) 1 business day prior. Any allocations received within this window will be processed on a best endeavours basis.	100.00%	Holding updates to the platform may not appear until one business day after the ASX’s dissemination of the new balance.
5.12	Urgent Requests	Requests deemed urgent in order to address other client requests. E.g. change of name to then effect a stock transfer				On a best endeavours basis and as soon as practicable after received.	100.0%
5.13	Exceptions Handling	Management of settlement / holding breaks and processing errors	SelfWealth to determine and apply the priority level for OM to address within the time frames specified in the priority matrix	Phone and email support		Refer to priority matrix based on impact	100.0%

6	Trade Execution and Cash Transactions
6.1	Purchase of equities	SelfWealth initiates a buy order	Order executed by OMAL. Purchase details send via API to SW	Transaction details are available in real-time via the API	Order placement same day, execution subject to market	100.0%
6.2	Disposal of equities	SelfWealth initiates a sell order	Order executed by OMAL. Disposal details send via API to SW	Transaction details are available in real-time via the API	Order placement same day, execution subject to market	100.0%
6.3	Proceeds of sales	Stock is delivered against the sale contract note on T + 2 and proceeds are receipted	Open Markets deposit funds into the client cash account	Transaction file upload into ANZ Cash Active	T+2 settlement	100.0%	As per our ASX settlement obligations, with funds usually clearing overnight however. We cannot faciliate RTGS transfers for settlment of sales and the ANZ cashactive accounts do not receive RTGS deposits directly
6.4	Cash and stock reconciliations	Daily stock reconciliation of assets and cash held	OM multi reconciliation reports displays any unknown discrepancies		Unknown cash and stock discrepancies will be advised to SelfWealth daily.	100.0%
6.5	Update narrations on cash accounts	Debit/credit narrations of cash account transactions	Provided from OM as part of ANZ file		End of each business day	100.0%
7	Management, Evaluation and Reporting of SLAs
7.1	Review of response/resolution times	Review Trading Operational Hours, System Availability, Reconciliations and Investments	Monthly by SelfWealth CTO through a support ticketing system like ZenDesk or similar		Monthly Assessment	100.0%
7.2	Review of response/resolution times	Review Opreational Hours, Operations, Account Opening and Reporting	Monthly by SelfWealth Operations Manager through a support ticketing system like ZenDesk or similar		Monthly Assessment	100.0%

Service Level deliverables by OpenMarkets (and the application of any SLA penalty by SelfWealth) are subject to:

1. SelfWealth providing instructions, documents and information to OpenMarkets in respect of any service item to be undertaken by OpenMarkets:

(a) which are complete and accurate and in the form agreed with OpenMarkets;

(b) in the time specified by this Service Level schedule and if not specified in a timely manner sufficient to enable OpenMarkets to meet the applicable service level;

(c) any urgent or special instructions or requests from SelfWealth to prioritise activity other than a particular service activity; and

(d) any third party, market or settlement failure impacting OpenMarkets.

2. SelfWealth abiding by the OpenMarkets operating processes as at the date of this Service Level schedule or as agreed from time to time.

The time for the service level deliverable commences only upon receipt by OpenMarkets of an instruction which is complete, accurate and in the correct form and otherwise in accorance with the applicable OpenMarkets operating process.

Priority	Impact	Initial Response	Resolution [1]	Status Report
1	Critical (Serious malfunction impacting SelfWealth and SelfWealth clients)	Immediate by telephone	3 hours (same business day)	15 minutes by phone
2	High (A significant component of the Open Markets Platform fails but does not disrupt functionality)	1 Hour by telephone	1 business day	Hourly by telephone
3	Medium (System bug, still operational with manual work around)	2 Hours	3 business days	Daily
4	Low (System operational, some fucntion not performing to full requirement but system still meets business needs)	4 Hours	Scheduled in next available release or agreed by SelfWealth	Weekly

Definitions
Critical	Critical times are from 7am - 7pm Monday to Friday
BAU	BAU 8:30am - 5:30pm Monday to Friday

1 Where an issue requires rectification by a third party or relates to a system beyond the control of OpenMarkets, resolution times are subject to rectification work undertaken by the relevant third party.

Deliverable	KPI	Forfeit
Operational Hours	>99.4%	30%
Trading Operational Hours	>99.7%	30%
System Availibility	>99.7%	40%
Operations	>99%	30%
Account Opening	>99.5%	40%
Reconciliations	>99%	10%
Investments	>99%	20%
Reporting	>99%	10%

OpenMarkets Intermediary Services Agreement	81